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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hardinge Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARDINGE INC.
One Hardinge Drive
Elmira, NY 14902-1507
March •, 2017
Dear Shareholder:
It is my pleasure to invite you to the 2017 Annual Meeting of Shareholders of Hardinge Inc., which will be held on May 3, 2017. The meeting will be held at 11:00 a.m., Eastern Time, at the corporate headquarters of Hardinge Inc., One Hardinge Drive, Elmira, New York.
The accompanying Notice of Annual Meeting and Proxy Statement describe the matters to be considered and acted upon by our shareholders at the Annual Meeting. If you plan to attend the Annual Meeting, please provide us with advance confirmation of your attendance as provided in the Proxy Statement to help us ensure that we can properly accommodate all of our shareholders.
It is important that your shares be represented at the meeting whether or not you plan to attend. Please note that you may vote your shares by telephone, online or, in the case where you have requested a paper copy of the proxy materials, by mail. The instructions for voting are contained in the Proxy Statement.
To our shareholders owning shares held in "street name" through an account at a brokerage firm, bank or similar institution, please note that stock exchange rules do not permit the institution to vote on your behalf with respect to uncontested elections of directors if you do not instruct the institution how to vote your shares. Therefore, we urge our street name holders to submit voting instructions to your broker, bank or other nominee.
Thank you for your ongoing support of Hardinge Inc.

Sincerely,

RICHARD L. SIMONS President and Chief Executive Officer

Notice of 2017 Annual Meeting of Shareholders of Hardinge Inc.
To Shareholders of Hardinge Inc.:
You are cordially invited to attend the Annual Meeting of Shareholders of Hardinge Inc. which will be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on May 3, 2017, at 11:00 a.m. Eastern Time. The proposals to be considered at the meeting will be:

(1)	To approve certain amendments to our Restated Certificate of Incorporation, as amended to, among other things, declassify our Board of Directors and provide for the annual election of directors;

(2)	To elect one Class I Director, two Class II Directors and two Class III Directors;

(3)	To ratify the appointment of Ernst & Young LLP as Hardinge's independent auditor for the fiscal year ending December 31, 2017;

(4)	To act on an advisory vote on executive compensation; and

(5)	To transact such other business as may properly come before the meeting.
If you plan to attend the Annual Meeting, please confirm your attendance as provided in the Proxy Statement to help us ensure that we can properly accommodate all of our shareholders.
Your vote is important to us. Please vote by one of the following methods whether or not you plan to attend the meeting (see instructions in the enclosed Proxy Statement):
•via the internet,
•by telephone, or
•in the case where you have requested a printed copy of the proxy materials, by returning a proxy card.
Note to Beneficial Owners.    Banks, brokers or nominees are not permitted to vote on behalf of beneficial owners with respect to the matters addressed in Proposals 1, 3 and 4 noted above if you do not instruct your bank, broker or nominee on how to vote your shares in the manner set forth on your voter instruction card.

By order of the Board of Directors,

J. Philip Hunter
Secretary
Hardinge Inc.
One Hardinge Drive
Elmira, NY 14902-1507
March •, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 3, 2017

The Proxy Statement, Notice of 2017 Annual Meeting of Shareholders and the Annual Report to Shareholders are available at www.envisionreports.com/HDNG.

HARDINGE INC.
Proxy Statement for the 2017 Annual Meeting of Shareholders

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ii

____________________________________________

HARDINGE INC.
____________________________________________

PROXY STATEMENT
____________________________________________

INFORMATION CONCERNING SOLICITATION AND VOTING
The Board of Directors (the "Board") of Hardinge Inc. ("Hardinge", the "Company", "we", "our" or "us") is soliciting proxies for our Annual Meeting of Shareholders (the "Meeting" or "Annual Meeting") to be held on May 3, 2017 at 11:00 a.m. Eastern Time at our corporate headquarters located at One Hardinge Drive, Elmira, New York. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. Please read it carefully.
Questions and Answers
Why am I receiving these materials?
These materials have been made available to you on the Internet or, upon your request, printed versions of these materials have been delivered to you by mail, in connection with the solicitation of proxies for the Meeting by the Board. These materials were first made available to shareholders on March •, 2017. You are invited to attend the Meeting and are requested to vote on the proposals described in this Proxy Statement.
What is included in these materials?
These materials include:

•	The Proxy Statement for the Meeting; and

•	The Company's Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the "SEC") on March 3, 2017 (the "Annual Report")
If you requested printed versions by mail, these materials also include the proxy card or voting instruction form for the Meeting.
What am I voting on?
At the Meeting, you will be voting:

•
to approve certain amendments to our Restated Certificate of Incorporation, as amended (the "Restated Certificate") to, among other things, declassify our Board of Directors and provide for the annual election of directors;

•	to elect one Class I Director, two Class II Directors and two Class III Directors;

•	to ratify the appointment of Ernst & Young LLP as Hardinge's independent auditor for the fiscal year ending December 31, 2017;

•	to act on an advisory vote on executive compensation; and

•	on any other matter as may properly come before the Meeting and any adjournment or postponement of the Meeting.
How does the Company recommend that I vote on these items?
The Board recommends that you vote (1) FOR certain amendments to our Restated Certificate; (2) FOR each of the director nominees; (3) FOR the ratification of the Board's appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2017; and (4) FOR the advisory vote on executive compensation.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
As permitted under rules adopted by the SEC, the Board uses the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Board is sending a Notice of Internet Availability of Proxy Materials (the "Notice") to the Company's shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Board encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to use the Internet to:

•	View the proxy materials for the Meeting;

•	Vote your shares after you have viewed the proxy materials; and

•	Request a printed copy of the proxy materials.
The proxy materials are also available at www.envisionreports.com/HDNG.
Who is entitled to vote?
You may vote if you owned our common shares as of the close of business on the record date for the Meeting, March 6, 2017.
How many votes do I have?
You are entitled to one vote for each common share you owned as of March 6, 2017. As of the close of business on March 6, 2017, we had 12,926,716 common shares outstanding.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare Investor Services, LLC ("Computershare"), you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company.
Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, or similar institution, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that institution. The institution holding your account is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to instruct the institution on how to vote the shares held in your account, and will receive a vote instruction form.
As a shareholder of record, how do I vote by proxy before the Meeting?
Before the Meeting, shareholders of record may vote shares in one of the following three ways:

•	by internet by following the instructions provided in the Notice;

•	by telephone (within the United States and Canada) at 1-800-652-VOTE (8683); or

•	by mail, if you request printed copies of the proxy materials by mail, by completing, signing, dating and returning the proxy card that you receive in the envelope provided.
If you vote by proxy, your shares will be voted at the Meeting in the manner you indicate. If you complete the internet or telephone voting procedures or sign the proxy card but do not specify how you want your shares to be voted, they will be voted as the Board recommends.
As a beneficial owner of shares held in street name, how do I vote my shares before the Meeting?
Beneficial owners vote their shares held in street name by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or nominee. Brokers have authority to vote their discretion on "routine" matters if they do not receive voting instructions from the beneficial owner of the shares. Please note that the proposal to amend our

Restated Certificate (Proposal 1), the election of directors (Proposal 2) and the advisory vote on executive compensation (Proposal 4) are considered non-routine matters. Consequently, if you do not give your broker or nominee specific voting instructions with respect to these matters, your shares held in street name will not be counted in determining the number of shares necessary for approval of these matters but will instead be treated as a broker non-vote with respect to each applicable matter.
Who can attend the Meeting?
If you were a shareholder of record or beneficial owner of Hardinge's common stock at the close of business on March 6, 2017, you or your authorized proxy may attend the Meeting. To ensure that we can accommodate all shareholders desiring to attend the Meeting, we ask that you confirm your attendance in advance. If your shares are registered in your name on the records of Computershare, or if you are a beneficial owner of shares through The Hardinge Inc. Retirement Plan, you can register your attendance by sending an email request to us at AnnualMeeting@hardinge.com or by writing to us at Hardinge Inc., One Hardinge Drive, Elmira, New York 14902-1507, Attn: Investor Relations. If you are the beneficial owner of shares held by a broker, bank or other nominee, you may register your attendance by writing to us at the above address and including a copy of an account statement or a legal proxy from the institution holding your shares, in either case showing your ownership of shares as of March 6, 2017. All persons seeking admittance to the Meeting will be requested to provide proof of identification. When confirming your attendance, please let us know of any special assistance you may require.
May I vote my shares in person at the Meeting?
If you are a shareholder of record, you may vote your shares at the Meeting if you attend in person, even if you previously voted by internet or telephone or submitted a proxy card. Whether or not you plan to attend the Meeting, however, we encourage you to vote your shares by proxy before the Meeting.
If you are a beneficial owner of shares held in street name and want to vote in person at the Meeting, you must obtain from your broker or nominee a legal proxy issued in your name giving you the right to vote the shares directly at the Meeting. You will not be entitled to vote at the Meeting unless you present such a proxy to the Company at that time.
May I change my mind after I vote?
If you are a shareholder of record, you may change your vote or revoke your proxy with respect to a Proposal prior to the commencement of the vote on that Proposal at the Meeting. You may change your vote or revoke your proxy by:

•	voting again by telephone or via the internet prior to the Meeting;

•	attending the Meeting and voting your shares in person; or

•
if you request printed copies of the proxy materials by mail, by signing another proxy card with a later date and returning it to our Corporate Secretary at One Hardinge Drive, Elmira, New York 14902-1507, prior to the Meeting;

You also may revoke your proxy prior to the Meeting without submitting any new proxy by sending a written notice that you are withdrawing your proxy to our Corporate Secretary at the address specified above.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described above.
How do I vote if I participate in The Hardinge Inc. Retirement Plan?
If you are a participant in The Hardinge Inc. Retirement Plan, proxy cards ~~(which will contain combined directions for shares held as a participant in the plan along with shares, if any, held outside of the plan)~~ will be mailed to you along with the Notice. You can instruct the plan's trustees how to vote the shares that are allocated to your account. The trustees must receive your instructions no later than April 27, 2017. If you do not provide instructions to the plan's trustees prior to April 27, 2017, the trustees will vote them in proportion to those shares for which they have received voting instructions.
How many shares must be present to hold the Meeting?
In order for us to conduct the Meeting, a majority of our outstanding common shares as of March 6, 2017, must be present in person or by proxy at the Meeting. This is called a quorum. Your shares are counted as present at the Meeting if you attend the Meeting and vote in person or if you properly return a proxy by internet, telephone or mail.

How many votes are needed for proposals?
Nominees for director will be elected by a plurality of votes cast at the Meeting by holders of common stock present in person or by proxy and entitled to vote. Each other proposal requires the affirmative vote of a majority of the votes cast at the meeting, except as otherwise provided in our Restated Certificate, our By-Laws or applicable law. The vote on executive compensation (Proposal 4) is an advisory vote and accordingly, the results of such vote is not binding on the Company or the Board.
What is a "broker non-vote"?
If you own shares through a broker or bank in street name, you may instruct your broker or bank how to vote your shares. A "broker non-vote" occurs when you fail to provide your broker or bank with voting instructions and the broker or bank does not have the discretionary authority to vote your shares on a particular proposal. A broker, bank or nominee is not permitted to vote on behalf of beneficial owners with respect to the proposed amendments to the Company's Restated Certificate (Proposal 1), the election of directors (Proposal 2), the advisory vote on executive compensation (Proposal 4) if you do not instruct your broker, bank or nominee on how to vote your shares.
How will broker non-votes and abstentions be treated?
Broker non-votes and abstentions will be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of any proposal.
How will voting on "any other business" be conducted?
We have not received proper notice of, and are not aware of, any business to be transacted at the Meeting other than as indicated in this Proxy Statement. If any other item or proposal properly comes before the Meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.
Who pays for the solicitation of proxies?
Our Board is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs of preparing this Proxy Statement. We also will reimburse brokers, nominees and fiduciaries for their costs in forwarding the Notice to beneficial owners, forwarding printed proxy materials by mail to beneficial owners who specifically request them and obtaining beneficial owners' voting instructions. Our directors, officers and employees may contact you by telephone or electronic communication or in person. We will not pay directors, officers or other employees any additional compensation for their proxy solicitation efforts.
How can I find the voting results of the Meeting?
We will include the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the end of the Meeting.
How do I submit a shareholder proposal for, or nominate a director for election at, next year's Meeting?
Our 2018 Annual Meeting of Shareholders is scheduled to be held on May 1, 2018. If you wish to submit a proposal to be included in our Proxy Statement for our 2018 Annual Meeting of Shareholders, we must receive it at our principal office on or before November 17, 2017. Please address your proposal to: Corporate Secretary, Hardinge Inc., One Hardinge Drive, Elmira, New York 14902-1507. We will not be required to include in our Proxy Statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or set forth in our By-Laws.
For any proposal that is not submitted for inclusion in our Proxy Statement for our 2018 Annual Meeting of Shareholders, but is instead sought to be presented directly at our 2018 Annual Meeting of Shareholders, our By-Laws require shareholders to give advance notice of such proposals. The required notice, which must include the information and documentation set forth in our By-Laws must be given no later than 120 days prior to the first anniversary of the date on which the Company's proxy statement was mailed to shareholders in connection with prior year's annual meeting. Accordingly, with respect to our 2018 Annual Meeting of Shareholders, our By-Laws require notice to be provided to our Corporate Secretary no later than November 17, 2017. Any proposals to be made that are sought to be presented directly at our 2018 Annual Meeting of Shareholders are subject to the terms of the Company's By-Laws and should be addressed as follows: Corporate Secretary, Hardinge Inc., One Hardinge Drive, Elmira, New York 14902-1507. Except as otherwise required by law, we will disregard any shareholder proposal or nomination or other business proposed to be brought before the meeting that is not made in accordance with our By-Laws.

PROPOSAL 1—PROPOSED AMENDMENTS TO THE COMPANY'S
RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
General
At the Meeting, shareholders will be asked to adopt and approve certain amendments to our Restated Certificate of Incorporation, as amended (the "Restated Certificate") to, in part, declassify the Board of Directors and provide for the annual election of directors as provided herein.
The following summary of the proposed amendments to the Restated Certificate is qualified in its entirety by reference to the terms of the proposed Certificate of Amendment to the Restated Certificate which is set forth in Appendix A to this Proxy Statement (the "Certificate Amendment").
Current Board Structure
Our Restated Certificate and By-Laws currently provide that the Board of Directors shall be divided into three classes, with directors in each class to be elected to three-year terms. According to the terms of our Restated Certificate and By-Laws, one class of directors (representing approximately one-third of our directors) stands for re-election at each annual meeting of our shareholders. Additionally, according to the terms of our Restated Certificate and By-Laws, any newly-created directorships and vacancies occurring in the Board of Directors for any reason are to be filled by the directors then in office and newly-created directorships are to be apportioned among the classes of directors as to make all classes as nearly equal in number as possible.
Description of the Proposal
Proposed Amendments Relating to Declassification
At the Company's 2016 Annual Meeting of Shareholders, shareholders approved an advisory proposal that requested the Board of Directors take the steps necessary to eliminate the classification of the Board of Directors. After considering the matter, the Board of Directors unanimously adopted a resolution approving the Certificate Amendment and further recommending that the Certificate Amendment be approved by the Company's shareholders at the Meeting. Additionally, the Board of Directors has unanimously approved, subject to the conditions noted below, certain amendments to the Company's By-Laws which provide for the elimination of the classification of the Board of Directors (the "By-Law Amendments"). The approval of the By-Law Amendments by the Board of Directors is conditioned upon obtaining the approval of the Certificate Amendment by the Company's shareholders at the Meeting.
If the Certificate Amendment is adopted and approved by the Company's shareholders at the Meeting, we will file the Certificate Amendment with the New York State Department of State promptly following the completion of the Meeting. Declassification of our Board of Directors would be phased in over a two-year period commencing with the election of the directors at this Meeting and would result in the Board being fully declassified (and all directors standing for annual elections) commencing with the Company's 2019 Annual Meeting of Shareholders. Additionally, if the Certificate Amendment is adopted and approved by the Company's shareholders at the Meeting, the Restated Certificate and By-Laws will be amended to provide that any director selected to fill a vacancy on our Board of Directors will hold office for a term expiring at the next annual meeting of shareholders. However, it should be noted that, if approved by the shareholders at the Meeting, the Certificate Amendment and the By-Law Amendments will not change the unexpired three-year terms of directors elected prior to this Meeting. Accordingly, the three-year term for directors elected at the Company's 2015 Annual Meeting of Shareholders will expire at the Company's 2018 Annual Meeting of Shareholders and the three-year term for directors elected at the Company's 2016 Annual Meeting of Shareholders will expire at the Company's 2019 Annual Meeting of Shareholders. If the Certificate Amendment is adopted and approved, each of the directors elected at this Meeting will be elected for a one-year term expiring at the Company's 2018 Annual Meeting of Shareholders.
If the shareholders do not vote to approve the Restated Certificate, the Board of Directors will remain classified and the shareholders will instead be asked to elect each director referenced in Proposal 2 for the respective term (or the remainder of the respective term) associated with class of directors to which the director has been assigned.
Proposed Additional Amendments to Restated Certificate
In addition to the proposed amendments to the Restated Certificate noted above, the Certificate Amendment contemplates additional changes with respect to Article 7 of the Restated Certificate. In particular, if the Certificate Amendment is approved by the Company’s shareholders at the Meeting, it would result in the removal of a provision from Article 7 of the Restated Certificate which states that an alteration, amendment or adoption of a provision inconsistent with, or to repeal, Article 7 of the Restated Certificate requires the affirmative vote of holders of at least 75% of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, unless such alteration, amendment, inconsistent provision or repeal was approved by at least 75% of the entire Board of Directors. If the matter is approved by at least 75% of the entire Board of Directors, this provision indicates that only a majority of the outstanding shares of stock of the Company entitled to vote generally in the election of directors voting as a single class would be required.
With respect to this additional provision highlighted above, the Board of Directors considers this provision as a measure that was implemented to assist in preserving the classified status of the Board of Directors. To the extent the Board of Directors is recommending the declassification of the Board of Directors as part of this proposal, it regards this additional provision as no longer necessary to be included in Article 7 of the Restated Certificate.
Vote Required
The approval of the Certificate Amendment requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will each have the effect of a vote against the proposal.
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS
TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

PROPOSAL 2—ELECTION OF DIRECTORS
The Company's Board of Directors has nominated five candidates for election as directors with each director to serve a term expiring at the Company's 2018 Annual Meeting of Shareholders, based on the assumption that the shareholders will approve the Certificate Amendment described in "Proposal 1—Proposed Amendments to the Company's Restated Certificate of Incorporation, as Amended."
Our Board is currently divided into three classes that serve staggered three year terms. If the Certificate Amendment described above is not approved by the requisite vote of shareholders, then each of the nominees will serve for the terms as noted below.
Nominee James Silver is currently serving as a Class I Director with a term expiring at the Meeting. If elected at the Annual Meeting and Proposal 1 is not approved by the shareholders, Mr. Silver will serve a term expiring at the 2019 Annual Meeting, or when his successor has been duly elected and qualified. Nominees Richard R. Burkhart, J. Phillip Hunter and R. Tony Tripeny are currently serving as Class II Directors with terms expiring at the Meeting. If elected at the Annual Meeting and Proposal 1 is not approved by the shareholders, Messrs. Burkhart, and Tripeny will each serve a term of three years expiring at the 2020 Annual Meeting, or when their respective successors have been duly elected and qualified. Nominees B. Christopher DiSantis and Ryan Levenson are currently serving as Class III Directors. If elected at the Annual Meeting and Proposal 1 is not approved by the shareholders, Messrs. DiSantis and Levenson will each serve a term expiring at the 2018 Annual Meeting, or when their respective successors have been duly elected and qualified.
Under the Company's Corporate Governance Guidelines, the Board has adopted a target retirement age of 72 such that sitting Board members will generally not be nominated by the Board for re-election by the shareholders following their 72nd birthday. Accordingly, J. Phillip Hunter, a Class II Director, will not stand for re-election at the Meeting. The Board anticipates that it will vote to reduce its size from nine to eight directors just prior to the Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
The following sets forth with respect to each nominee for director and each director continuing in office such person's length of service as a director, age, principal occupation during the past five years, other positions such person holds with the Company, if any, and other information regarding the experience of the director.
Nominee for Election as Class I Director:

Name and Age	Biographical Data	Length of Service as Director and Expiration of Term if Proposal 1 is Not Approved

James Silver (Age 59)
Mr. Silver has been a Senior Managing Director of Egret Capital, a private equity firm, since 2006. Prior to joining Egret, Mr. Silver was Managing Director at private equity firm Charterhouse Group, focusing on industrial businesses including the machine tool industry, and turnaround situations. Mr. Silver has served on the Board of Directors of numerous public and private companies. Mr. Silver holds a B.G.S. from the University of Michigan and an M.B.A. from New York University’s Leonard N. Stern School of Business. Mr. Silver serves as a member of Hardinge's Audit Committee

Director since 2016; term expires 2017; if elected and Proposal 1 is not approved, term expires 2019

Nominees for Election as Class II Directors:

Name and Age	Biographical Data	Length of Service as Director and Expiration of Term if Proposal 1 is Not Approved

Richard R. Burkhart (Age 65)
Mr. Burkhart is Principal of Stoutheart Corporation, a private holding company that owns and operates various companies in the metals, forging and other industries. Mr. Burkhart has previously led or been a principal in a number of manufacturing companies including New Century Metals and Wotan North America, Stewart Bolling Company, Pratt & Whitney Engineering, Warner & Swasey Grinding as well as Force Tool and Century Simplimatic. He is a director of NMGG Ltd., a private, diversified machine tool manufacturer. Mr. Burkhart earned a B.A. degree in Economics from Denison University and an M.B.A. from the Harvard Business School. Mr. Burkhart serves as a member of Hardinge's Nominating and Governance Committee.
Director since 2016; if elected and Proposal 1 is not approved, term expires 2020
R. Tony Tripeny (Age 58)
Mr. Tripeny is Senior Vice President, Chief Financial Officer of Corning Incorporated, a publicly-traded global, technology-based corporation headquartered in Corning, New York that operates in five market segments—display technologies, environmental technologies, optical communications, life sciences and specialty materials. He has held various other positions with Corning Incorporated including Senior Vice President/Corporate Controller/Principal Accounting Officer (2009-2015), Vice President/Corporate Controller/Principal Accounting Officer (2009), Vice President/Corporate Controller (2005-2009), Division Vice President/Operations Controller (2004-2005), Group Controller, Corning Telecommunications Business (2003-2004) and various other financial roles (1985-2002). He has a B.S. degree from the University of Pennsylvania. Mr. Tripeny's extensive financial management experience with a large, publicly-traded, global manufacturing company and his in-depth knowledge of investor relations, business development and strategic financial issues enable him to offer a valuable perspective to the Board of Directors. He is also qualified to serve as a director because he is an "audit committee financial expert" as defined by SEC rules and, as such, serves as Chairman of Hardinge's Audit Committee. Mr. Tripeny is also a member of the Nominating and Governance Committee.
Director since 2012; if elected and Proposal 1 is not approved, term expires 2020

Nominees for Election as Class III Directors:

Name and Age	Biographical Data	Length of Service as Director and Expiration of Term if Proposal 1 is Not Approved

B. Christopher DiSantis (Age 45)
Mr. DiSantis is the CEO and a director of Verso Corporation (NYSE: VRS), the leading North American producer of printing papers, specialty papers and pulp. Prior to Verso since 2012, Mr. DiSantis was the CEO of H-D Advanced Manufacturing, a motion control technology enterprise providing highly engineered components for the aerospace and industrial markets. Previously, he served as CEO of Latrobe Specialty Metals, Inc., primarily a producer of long product specialty alloys, until a successful stock merger with Carpenter Technology Corporation (NYSE: CRS) in 2012. Before Latrobe, Mr. DiSantis was the President of Hawk Corporation (formerly a publicly-traded company), a global, diversified engineered products company selling friction technology, powdered metal and electric motor components. He is a director of Channel Products, Inc. and a former director of JFC Holding Corporation. Mr. DiSantis is an expert in implementing operational excellence, excels in business integration and has broad experience in mergers and acquisitions. He graduated summa cum laude from Dartmouth College with a B.A. in economics and mathematics. Mr. DiSantis serves as a member of Hardinge's Compensation Committee.
Director since 2016; term expires 2017; if elected and Proposal 1 is not approved, term expires 2018
Ryan J. Levenson (Age 41)
Mr. Levenson is currently Principal and Portfolio Manager of Privet Fund Management LLC. Mr. Levenson currently serves as a director of Frequency Electronics, Inc. (NASDAQ: FEIM), Great Lakes Dredge & Dock Corporation (NASDAQ: GLDD) and AgJunction, Inc. (TSE: AJX). Previously, Mr. Levenson served as a director of RELM Wireless, Inc., where he served as a member of the Audit Committee, and as a director and member of the Compensation, Organization and Corporate Governance Committee of Material Sciences Corp. from May 2013 until its sale in March 2014. Mr. Levenson also served as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation from May 2006 until November 2012. Prior to founding Privet Fund Management LLC in February 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company from 2003 until 2006. Prior to his service with MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn's long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity. Mr. Levenson serves as a member of Hardinge's Nominating and Governance Committee.
Director since 2016; term expires 2017; if elected and Proposal 1 is not approved, term expires 2018

Agreement with the Privet Group
On October 14, 2015, the Company entered into an agreement (the "Agreement") with Privet Fund LP and Privet Fund Management LLC (collectively, the "Privet Group"), pertaining to, among other things, the election of directors to the Board at the 2016 Annual Meeting. Pursuant to the Agreement, the Privet Group agreed to certain standstill and voting provisions. As of the date of the Agreement, the Privet Group was deemed to beneficially own in the aggregate 964,040 shares of the Company's common stock, which represented approximately 7.5% of the issued and outstanding shares of common stock.
Under the terms of the Agreement, the Company agreed that the Board of Directors would nominate Benjamin Rosenzweig, an individual affiliated with the Privet Group (the "Privet Nominee"), for election at the 2016 Annual Meeting as a Class III Director with a term expiring at the 2018 Annual Meeting of the Company.
Pursuant to the terms of the Agreement, so long as the Privet Group beneficially owns, in the aggregate, at least the lesser of five percent (5.0%) of the Company's then outstanding common stock and 641,835 shares of common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the "Minimum Ownership Threshold"), commencing on the earlier of (1) March 1, 2016 and (2) the date upon which the Company publicly announces that the Board has terminated that certain strategic review process announced by the Company in its Current Report on Form 8-K filed with the SEC on August 24, 2015, the Company and the Privet Group will promptly seek to identify a new director who qualifies as "independent" pursuant to SEC and NASDAQ listing standards (the "Additional Independent Nominee") to serve as a Class II director with a term expiring at the Company's 2017 Annual Meeting.
Pursuant to the terms of the Agreement, the Privet Group has obtained from Mr. Rosenzweig an irrevocable resignation letter pursuant to which he shall resign from the Board and all applicable committees and subcommittees of the Board, if, at any time, the Privet Group's aggregate beneficial ownership of the common stock of the Company decreases to an amount less than the Minimum Ownership Threshold.
Pursuant to the terms of the Agreement, the Privet Group agreed, among other things, not: (i) to nominate or recommend for nomination any person for election at the 2016 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting, or (iii) initiate, encourage or participate in any "withhold" or similar campaign with respect to the 2016 Annual Meeting.
Pursuant to the terms of the Agreement, the Privet Group also agreed, among other things, to: (i) vote its shares of common stock in favor of the Board's recommended director nominees and in favor of certain other Board recommended proposals relating to the appointment of the Company's independent registered public accounting firm for the year ending December 31, 2016 and executive compensation and (ii) certain customary standstill provisions, with such provisions to last until the earlier of (x) immediately following the certification of voting results from the 2016 Annual Meeting and (y) the termination of the Agreement.
The Agreement terminates on the earliest of (a) the certification of the voting results from the 2017 Annual Meeting of the Company, (b) the failure of the Company, the Board or the Privet Group to cure a material breach of the Agreement (assuming the breach is curable) committed by one of the foregoing parties within a ten day period following receipt of notice of the breach from a non-breaching party that has elected to terminate the Agreement and (c) such other date established by the parties to the Agreement.
The Company agreed to reimburse the Privet Group, up to $35,000 in the aggregate, for the reasonable, documented out-of-pocket fees and expenses incurred by the Privet Group in connection with the negotiation and execution of the Agreement.
THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Directors Continuing in Service:
Class I Directors:

Name and Age	Biographical Data	Length of Service as Director and Expiration of Term

Mitchell I. Quain (Age 65)
Mr. Quain has been a Senior Advisor to Carlyle Group, Inc., a global alternative asset manager since January 1, 2012. Mr. Quain was a Partner of One Equity Partners, a private investment firm (2010-2011). He was a Senior Director of ACI Capital Corp (2006-2010). Mr. Quain was Chairman of Register.Com, Inc., an internet services provider (2002-2005), and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities including Vice Chairman. Mr. Quain has an M.B.A. degree from the Harvard Business School. Mr. Quain is lead outside director of Jason Industries, a publicly-traded industrial manufacturing company; a director of AstroNova,  Inc., a publicly-traded manufacturer of specialty printers and medical equipment; and a director of RBC Bearings Inc., a publicly-traded specialty bearings manufacturer. Mr. Quain is Lead Independent Director for the Hardinge Board of Directors, Chairman of the Nominating and Governance Committee and a member of the Compensation Committee. Mr. Quain's 38 years of investment and analysis experience with industrial companies, his working knowledge of capital markets gained from his experiences as an investment banker, his knowledge and experience as a Chartered Financial Analyst and his service as a director of other publicly-traded manufacturers, offer a valuable perspective to the Board of Directors.
Director since 2004; term expires 2019
Richard L. Simons (Age 61)
Mr. Simons has served as Hardinge's President and Chief Executive Officer since May, 2008 and served as Chairman of the Board from February, 2012 until May, 2015. Mr. Simons served as the Company's Senior Vice President/Chief Operating Officer from March to May, 2008. Prior to rejoining Hardinge in 2008, he was Vice President and Corporate Controller at Carpenter Technology, a publicly-traded specialty steel manufacturer (2005-2008). Mr. Simons originally joined Hardinge in 1983, holding the positions of Executive Vice President/Chief Financial Officer of Hardinge Inc. (2000-2005); Senior Vice President/Chief Financial Officer in 1999 and various other financial management roles (1983-1998). He previously served on the Company's Board of Directors from February, 2001 to July, 2005. Mr. Simons has an M.B.A. degree from the Rochester Institute of Technology and is also a certified public accountant. He is a director of Sunnen Products Company, a privately-held global manufacturer and distributor of bore sizing and finishing equipment, engine rebuilding equipment, tooling and abrasives. He is Chairman of the Board of the Association of Manufacturing Technology, a trade association. Mr. Simons' vast experience in manufacturing, finance, and his long history with Hardinge, strengthens the Board's collective ability to manage the Company's business.
Director since 2008; term expires 2019

Class III Director:

Name and Age	Biographical Data	Length of Service as Director and Expiration of Term

Benjamin L. Rosenzweig (Age 32)
Mr. Rosenzweig is currently a Partner at Privet Fund Management LLC and was nominated by Privet Fund Management LLC and Privet Fund LP to serve as their representative on the Company's Board of Directors pursuant to that certain Agreement, dated October 14, 2015, by and among Hardinge Inc., Privet Fund LP and Privet Fund Management LLC (as further described in this section). Prior to joining Privet in September 2008, Mr. Rosenzweig served as an investment banking analyst in the corporate finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries. He has considerable financial expertise, including extensive involvement with capital market transactions and turnaround situations. Mr. Rosenzweig graduated Magna Cum Laude from Emory University with a Bachelor of Business Administration degree in Finance. He is currently a director of PFSweb, Inc. (NASDAQ: PFSW), an e-commerce solutions provider, StarTek, Inc. (NYSE: SRT), a business process outsourcing service provider. and Cicero, Inc. (OTC: CICN) a developer of desktop activity intelligence and improvement software. Mr. Rosenzweig formerly served as a director of RELM Wireless (NYSE MKT: RWC). Mr. Rosenzweig is the Chairman of Hardinge's Compensation Committee and is a member of Hardinge's Audit Committee. Mr. Rosenzweig's experience, background and financial expertise, including extensive involvement with capital market transactions and turnaround situations, allows him to bring valuable expertise to the Board.
Director since 2015; term expires 2018

CORPORATE GOVERNANCE
Our business, property and affairs are managed by, or are under the direction of, our Board pursuant to New York Business Corporation Law, our Restated Certificate of Incorporation, as amended and our By-Laws. Members of the Board are kept informed of Hardinge's business through discussions with the Chief Executive Officer, the Chief Financial Officer, and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board and its several committees.
Board Meetings
The Board held 16 meetings during the year ended December 31, 2016 and overall attendance at such meetings was 97%. Each director of the Board attended 75% or more of the aggregate of all meetings of the Board and the committees of which they are members held during 2016.
Board Committees
We have three standing Board committees: Audit, Compensation and Nominating and Governance. Each standing committee's written charter, as adopted by the Board, is available on our website at www.hardinge.com under the heading "Investor Relations—Corporate Governance."
Audit Committee
The Audit Committee met four times during 2016. The current members of our Audit Committee are Messrs. Tripeny (Chairman), Rosenzweig and Silver. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), assists the Board in fulfilling its responsibilities for generally overseeing the Company's financial reporting processes and the audit of the Company's financial statements, including the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditor, the performance of the independent auditor, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee Report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of our independent auditor; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews the Company's disclosure controls and procedures, internal controls, and corporate policies with respect to financial information and earnings guidance; reviews regulatory and accounting initiatives; oversees the Company's compliance programs with respect to legal and regulatory requirements; administers the Company's Code of Ethics for the Chief Executive and Senior Financial Officers; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on the Company's financial statements; and reviews SEC filings. The Audit Committee works closely with management as well as the independent auditor. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The independent auditor regularly meets privately with the Audit Committee and has unrestricted access to this Committee. The Audit Committee also works closely with the Company's internal auditor, including reviewing and approving the internal auditor's work plan, assessing the internal auditor's work product, and making recommendations for follow-up or additional audit work. The Company's internal auditor meets with the Audit Committee outside the presence of management and has unrestricted access to the Audit Committee.
Compensation Committee
The Compensation Committee met three times during 2016. The current members of the Compensation Committee are Messrs. Rosenzweig (Chairman), DiSantis and Quain. The Compensation Committee reviews and recommends to the independent directors salaries and bonuses of all executive officers and also administers the Company's 2002 Incentive Stock Plan and Amended and Restated 2011 Incentive Stock Plan and grants stock options, restricted stock units and performance share units under the Amended and Restated 2011 Incentive Stock Plan. Other specific duties include reviewing and approving objectives relevant to executive officer compensation; evaluating performance and determining the compensation of executive officers in accordance with those objectives; overseeing the Company's equity-based and incentive compensation plans; reviewing total compensation of senior managers of the Company and its subsidiaries; establishing compensation policies and practices for service on the Board and its committees; developing guidelines for and monitoring director and executive stock ownership; reviewing employment agreements for executive officers and making recommendations about such agreements to the independent directors and annually evaluating its performance and its charter.

Nominating and Governance Committee
The Nominating and Governance Committee met three times during 2016. The current members of the Nominating and Governance Committee are Messrs. Quain (Chairman), Burkhart, Hunter, Levenson and Tripeny. The Nominating and Governance Committee is expected to identify, evaluate and recommend nominees for the Board of Directors for purposes of each annual meeting of shareholders and evaluate the composition and organization of the Board and its committees. The Nominating and Governance Committee also develops and regularly reviews corporate governance principles and related policies for approval by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to shareholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: overseeing succession planning, annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board; identifying and recruiting new directors and considering candidates proposed by shareholders; recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards; conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members; overseeing director orientation and continuing education; overseeing the self-evaluation of the Board and its committees; and annually evaluating the Chief Executive Officer in conjunction with the Compensation Committee with input from all Board members. The Nominating and Governance Committee also administers the Company's Related Party Transaction Policy. The Nominating and Governance Committee annually reviews its performance and charter.
It is the policy of the Nominating and Governance Committee to consider both recommendations and nominations for candidates to the Board submitted by our shareholders. Shareholder recommendations for candidates to the Board must be directed in writing to the Lead Independent Director, Hardinge Inc., One Hardinge Drive, Elmira, NY 14902-1507, and must include: the candidate's name, age, business address and residence address, the candidate's principal occupation or employment, the number of shares of the Company which are beneficially owned by the candidate, a description of all arrangements or understandings between the shareholder making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the last three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. A shareholder's recommendation must also set forth: the name and address, as they appear on the Company's books, of the shareholder making such recommendation, the number of shares of the Company which are beneficially owned by the shareholder and the date such shares were acquired by the shareholder, any material interest of the shareholder in such nomination, any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a shareholder proposal, and a statement from the recommending shareholder in support of the candidate, references for the candidate, and an indication of the candidate's willingness to serve, if elected.
Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and director nominations, which are properly brought before an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than 120 calendar days prior to the first anniversary date on which the Company's Proxy Statement was mailed to shareholders in connection with the previous year's annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder, to be timely, must be so received a reasonable time before the solicitation is made.
For more information regarding shareholder proposals and director nominations for the 2018 Annual Meeting of Shareholders, please refer to "Questions & Answers—How do I submit a shareholder proposal for, or nominate a director for election at, next year's meeting?" in this Proxy Statement.
Except as may be required by rules promulgated by the SEC, or other applicable law, there are currently no specific, minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess.
In identifying and evaluating the individuals that it recommends that the Board select as director nominees, the Nominating and Governance Committee utilizes the following process:

•
The Committee reviews the qualifications of all candidates who have been properly recommended or nominated by the shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if the Committee determines, a search firm.

•	The Committee evaluates the performance and qualifications of individual members of the Board eligible for re-election at the annual meeting of shareholders.

•
The Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, age, expertise, breadth of experience, length of service and other commitments. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board as a whole.

•	After such review and consideration, the Committee recommends that the Board select the slate of director nominees.
The Committee has not adopted a specific diversity policy with respect to the filling of vacancies on the Board of Directors. The Committee recognizes the importance of including candidates who will provide a diversity of perspectives.
Director Independence
The Board makes an annual determination regarding the independence of each of our directors. The Board has determined that, as of January 1, 2017, Messrs. Burkhart, DiSantis, Hunter, Levenson, Quain, Rosenzweig, Silver and Tripeny are "independent" within the meaning of the rules of all applicable laws and regulations.
The Board determined that Mr. Simons is not independent because he is an executive officer of Hardinge.
Each member of the Board's Audit, Compensation and Nominating and Governance Committees is independent within the meaning of all applicable laws and regulations.
Board Leadership
In accordance with the Company's Corporate Governance Guidelines, the Board of Directors has the flexibility to determine whether it is in the best interest of the Company and its shareholders to separate or combine the roles of Chairman and Chief Executive Officer of the Company at any given time. Currently, Richard L. Simons serves as President and Chief Executive Officer of the Company and Mitchell I. Quain serves as Lead Independent Director of the Board of Directors. The Board has not designated a director to serve as Chairman of the Board of Directors at this time.
The Board considered the roles and responsibilities of the Chairman and the Chief Executive Officer, and, while it retains the discretion to join the roles in the future as it deems appropriate and acknowledges that there is no single best organizational model that is most effective in all circumstances, it determined at this time having Mr. Simons serve as the Chief Executive Officer and to have Mr. Quain serve as Lead Independent Director of the Board of Directors is in the best interest of our shareholders. In the view of the Board of Directors, this structure strikes the appropriate balance between the respective needs for operational leadership by the Chief Executive Officer and the oversight and objectivity of independent directors on strategic issues.
The responsibilities of Mr. Quain, as the Lead Independent Director, include the following:

•	Establishing an appropriate schedule of Board meetings and approving the information, agenda and meeting schedules.

•
Ensuring the quality, quantity and timeliness of the information submitted by the Company's management that is necessary or appropriate for the non-employee directors to effectively perform their duties.

•	Developing agendas for and presiding over executive sessions of the Board's non-employee directors.

•	Serving as principal liaison between the non-employee directors and management.
Shareholders may communicate concerns to any director, committee member or the Board by writing to the following address: Hardinge Inc. Board of Directors, Hardinge Inc., One Hardinge Drive, Elmira, New York 14902-1507, Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence (except advertising material) to the relevant director, committee member or the full Board, as indicated in the correspondence.

Audit Committee Financial Expert
The Board has determined that at least one member of the Audit Committee, R. Tony Tripeny, is an Audit Committee Financial Expert for purposes of the SEC rules.
Policy Regarding Directors' Attendance at Annual Meetings
Hardinge Inc. has a policy that every director and nominee for director will attend our Annual Meeting of Shareholders unless unavoidable circumstances, business or personal, arise. Messrs. Burkhart, DiSantis, Levenson and Silver were not members of the Board of Directors at the time of the Company's 2016 Annual Meeting of Shareholders (the "2016 Annual Meeting"). Mr. Hunter was the only member of the Board of Directors that did not attend 2016 Annual Meeting and his absence was due to unavoidable personal reasons.
Code of Conduct
Our Board has adopted the Code of Conduct for Directors and Executive Officers and the Code of Ethics for the Chief Executive and Senior Financial Officers which supplement the Code of Conduct governing all Hardinge employees and directors. Copies of these policies are available on our website at www.hardinge.com under the heading "Investor Relations—Corporate Governance." We will promptly disclose any amendments to, or waivers from, the Code of Ethics for the Chief Executive and Senior Financial Officers on our website. During 2016, no waivers were made with respect to the Code of Ethics for the Chief Executive and Senior Financial Officers.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT AUDITOR
The Board is seeking shareholder ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 2017.
The Audit Committee of the Board has reviewed and evaluated all criteria it considered relevant in assessing the performance of Ernst & Young LLP, such as the quality of its audit work, its knowledge of the industry and the Company's affairs, the availability of its professional advice on a timely basis and the reasonableness of its fees. Based upon such review and evaluation, the engagement of Ernst & Young LLP has been approved by the Audit Committee. If the Company's shareholders do not ratify the appointment of Ernst & Young LLP, the appointment of an independent auditor will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may nevertheless appoint another independent auditor at any time during the year if the Audit Committee determines such a change would be in the best interests of our shareholders and the Company.
It is expected that representatives of Ernst & Young LLP will attend the Meeting and be available to make a statement or respond to appropriate questions.
THE BOARD RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF ERNST & YOUNG LLP
AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2017.
Independent Auditor Information
The Company incurred the following fees for services performed by Ernst & Young LLP in 2016 and 2015:

	2016	2015
Audit Fees(1)	$1,002,831	$1,106,845
Audit Related Fees(2)	16,240	16,069
All Other Fees(3)	2,155	3,885
Total	$1,021,226	$1,126,799
_______________________________________________________________________________

(1)
Audit fees are comprised of professional services rendered in connection with the audit of the Company's annual financial statements, the audit of internal control over financial reporting, the reviews of the Company's quarterly reports on Form 10-Q, statutory audits of Hardinge's foreign jurisdiction subsidiaries, and services relating to SEC filing matters.

(2)	Consists of professional services rendered in connection with audits performed with respect to certain pension plans of a subsidiary of Hardinge.

(3)	Consists of all other products and services provided other than the services reported under Audit Fees, Audit Related Fees and Tax Fees.
The Audit Committee has the sole and direct authority to engage, appoint and replace other independent auditors. In addition, every engagement of Ernst & Young LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee before Ernst & Young LLP is engaged to provide those services. As a result, for 2016 and 2015, the Audit Committee approved all services performed by Ernst & Young LLP on behalf of the Company and its subsidiaries.
Vote Required
The affirmative vote of a majority of the votes cast at the Meeting is required for ratification of the appointment of Ernst & Young LLP.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Company's independent auditors, risk assessment and risk management, and oversight of treasury matters. The Audit Committee manages the Company's relationship with its independent auditor, which reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
The Audit Committee met privately at its regular meetings with the independent auditor, the Company's Chief Executive Officer and Chief Financial Officer and the Company's internal auditor, each of whom has unrestricted access to the Audit Committee.
The Company's management is primarily responsible for the Company's internal control and financial reporting process. The Company's independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of the Company's consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles, the effectiveness of the Company's internal control over financial reporting and management's assessment of the internal control over financial reporting. The Audit Committee monitors the Company's financial reporting process and reports to the Board on its findings.
The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

2.
The Audit Committee has discussed with the independent auditor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T.

3.
The Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

The Audit Committee has numerous oversight responsibilities beyond those related to the audited financial statements and the retention and oversight of the Company's independent auditor. The Committee's charter, which is available at the Company's website (www.hardinge.com) under the heading "Investor Relations—Corporate Governance," describes those other responsibilities.
Members of the Audit Committee rely, without independent verification, on the information and representations provided to them by management and on the representations made to them by the independent auditor. Accordingly, the oversight provided by the Audit Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal control over financial reporting, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the Company's financial statements by the independent auditor has been carried out in accordance with auditing standards generally accepted in the United States.

Members of the Audit Committee:

R. Tony Tripeny (Chairman) Benjamin L. Rosenzweig James Silver
This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed to be filed under such acts.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Hardinge's directors and certain of its officers to file reports of their ownership of Hardinge's common stock and of changes in such ownership with the SEC. Regulations also require Hardinge to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis.
To Hardinge's knowledge, based solely on its review of the copies of such reports furnished to Hardinge and written representations that no other reports were required, with the exceptions noted below, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met during the fiscal year ended December 31, 2016:
A late Form 4 report was filed for John J. Perrotti, former director of Hardinge on December 22, 2016 to report his sale of 2,280 shares of common stock;
A late Form 3 report was filed for Robert R. Rogowski, the Company's Corporate Controller on January 6, 2017 to report his initial holdings of zero shares of common stock as of December 19, 2016; and
A late Form 4 report was filed by Douglas C. Tifft, former Senior Vice President—Administration on November 4, 2016 to report his forfeiture of 1,800 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Paragraphs (a) and (b) below set forth information about the beneficial ownership of Hardinge's common stock. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.
(a)To the knowledge of Hardinge's management, the following owned 5% or more of Hardinge's outstanding shares of common stock as of March 6, 2017:

Name and Address Of Beneficial Owner	Shares Owned and Nature of Beneficial Ownership		Percent of Class
Privet Fund Management, LLC 79 West Paces Ferry Road, Suite 200B Atlanta, GA 30305	1,261,336	(1)	9.8%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,036,953	(2)	8.1%
Royce & Associates, LP 745 Fifth Avenue New York, NY 10151	1,023,567	(3)	7.9%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	866,004	(4)	6.7%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	750,000	(5)	5.8%

(b)
To the knowledge of management, the number of shares of Hardinge's common stock owned by the directors, by certain executive officers, and by all such directors and executive officers as a group, as of March 6, 2017, is as follows:

Name	Shares Owned and Nature of Beneficial Ownership(6)(7)		Percent of Class(8)
Directors
Richard R. Burkhart	6,636		—
B. Christopher DiSantis	6,653		—
J. Philip Hunter	47,705		—
Ryan J. Levenson	1,262,968	(9)	9.8%
Mitchell I. Quain	39,673	(10)	—
Benjamin L. Rosenzweig	10,865		—
James Silver	6,653
R. Tony Tripeny	15,652		—
Executive Officers(11)
(*also serves as director)
Richard L. Simons*	61,148		—
Douglas J. Malone	6,071		—
James P. Langa	20,633		—
Urs Baumgartner	2,006
William B. Sepanik	1,500		—
All directors and executive officers as a Group (thirteen persons)	1,488,163		11.5%
___________________________________________

(1)
Based upon information reported on Schedule 13D/A filed with the Securities and Exchange Commission on August 17, 2016 by Privet Fund Management LLC, Privet Fund, LP and Ryan Levenson, identifying (i) Privet Fund Management LLC and Ryan Levenson each as the beneficial owner of, and having shared dispositive power and shared voting power with respect to, 1,238,538 shares of common stock and (ii) Privet Fund, LP as the beneficial owner of, and having shared dispositive power and shared voting power with respect to, 1,186,440 shares of common stock. Additionally, based upon information reported on Form 4 filed with the Securities and Exchange Commission on March 8, 2017 by Ryan Levenson, claiming indirect beneficial ownership with respect to 1,204,238 shares of common stock owned by Privet Fund, LP and 57,098 shares of common stock owned by Privet Fund Management, LLC. See also the disclosure with respect to Proposal 2 "Election of Directors-Agreement with the Privet Group" above for a description of that certain Agreement, dated October 14, 2015, by and among Hardinge Inc., Privet Fund LP and Privet Fund Management LLC.

(2)
Based upon information reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2017 by Dimensional Fund Advisors LP, identifying Dimensional Fund Advisors LP as the beneficial owner of, and having sole dispositive power with respect to 1,036,953 shares of common stock and as having sole voting power with respect to 1,003,643 shares of common stock.

(3)
Based upon information reported on a Schedule 13G/A filed with the Securities and Exchange Commission on January 9, 2017 by Royce & Associates, LP, identifying Royce & Associates, LP as the beneficial owner of, and having sole voting power and sole dispositive power with respect to 1,023,567 shares of common stock.

(4)
Based upon information reported on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2017 by BlackRock, Inc., as a beneficial owner of, and having sole dispositive power with respect to, 866,004 shares of common stock and as having sole voting power with respect to 856,682 shares of common stock.

(5)
Based upon information reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2017 by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC, identifying each as a beneficial owner of 750,000 shares of common stock and identifying Franklin Advisory Services, LLC as having sole voting power and sole dispositive power with respect to such shares.

(6)
Includes shares of common stock held by Vanguard Fiduciary Trust Company as the trustee of Hardinge's Retirement Plan for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of common stock is also restricted by the provisions of the Plan. The trustee holds for the benefit of Messrs. Simons and Tifft, the equivalent of 496 and 1,273 shares, respectively.

(7)
Does not include director compensation paid in the form of shares of common stock that is elected to be deferred by a director in accordance with the Hardinge Inc. Deferred Compensation Plan for Directors. Pursuant to the plan, director compensation paid in the form of shares of common stock that is elected to be deferred by a director is converted into Units (as that term is defined under the plan). Currently, Mr. Levenson has 2,144 Units, Mr. Rosenzweig has 2,144 Units, Mr. Quain has 9,068 Units and Mr. Tripeny has 10,022 Units under the Hardinge Inc. Deferred Compensation Plan for Directors.

(8)	Unless otherwise indicated, does not exceed 1%.

(9)
Includes Mr. Levenson's beneficial ownership of 1,262,968 shares of common stock (1,204,238 shares are listed as being owned by Privet Fund LP and 57,098 shares are listed as being owned by Privet Fund Management LLC) reflected on the Form 4 filed with the Securities and Exchange Commission on March 8, 2017 by Mr. Levenson.

(10)	Includes 1,000 shares of common stock in a trust of which Mr. Quain serves as co-trustee.

(11)
The Company eliminated the position of Senior Vice President—Administration. Consequently, Mr. Tifft's employment with the Company was terminated on October 31, 2016. The amount of shares owned by Mr. Tifft as of March 6, 2017 is 35,659 shares.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Subsequent sections of this Proxy Statement provide specific information about compensation to the following executive officers of Hardinge (our named executive officers) for the year ended December 31, 2016 and prior years:

•	Richard L. Simons, age 61—President and Chief Executive Officer. Mr. Simons has served as an executive officer of Hardinge since 2008.

•	Douglas J. Malone, age 52—Vice President and Chief Financial Officer. Mr. Malone has served as an executive officer of Hardinge since 2013.

•	James P. Langa, age 58—Senior Vice President—Machine Solutions. Mr. Langa has served as an executive officer of Hardinge since 2009.

•
Douglas C. Tifft, age 62—Senior Vice President—Administration. Mr. Tifft has served as an executive officer of Hardinge since 1988. In 2016, the Company eliminated the position of Senior Vice President—Administration. In connection with foregoing action, Mr. Tifft's employment with the Company was terminated, effective as of October 31, 2016.

•	Urs Baumgartner, age 53—Vice President—Grinding. Mr. Baumgartner has served as an executive officer of Hardinge since 2016.

•	William B. Sepanik, age 51—Vice President—Workholding. Mr. Sepanik has served as an executive officer of Hardinge since 2014.
To supplement the information presented in the compensation tables and other data presented in this Proxy Statement, the following is an overview and analysis of our compensation programs and policies for our named executive officers.
Our Compensation Philosophy and Processes
Our Compensation Committee, in consultation with the Board, designs, establishes and oversees the Company's compensation programs and compensation philosophy. The committee establishes all elements of compensation paid to the Chief Executive Officer and reviews and approves all elements of compensation paid to the named executive officers. In targeting increased shareholder value, our guiding compensation principles endeavor to align executive compensation with the Company's strategic objectives and financial performance. We believe it is in our shareholders' interests to attract, motivate and retain highly qualified individuals in critical positions by providing competitive compensation opportunities. Additionally, we believe that it is critical that we retain the ability to override generic policy statements with specific compensation programs that address evolving concerns in a rapidly changing market.
As a baseline, we believe that, at target performance, our total compensation package for each executive, as well as the individual components of the package, should approximate the median (i.e., the 50th percentile) of our comparative framework. To the extent that the Company performs beyond expectations, executives have the opportunity, through the performance components of our pay program, to earn above-median compensation. We believe that incentive compensation earned by our executives should be consistent with the Company's goal of ensuring accuracy with respect to its financial statements and encouraging ethical behavior. Accordingly, the Board of Directors has adopted a recoupment policy that is applicable to all incentive compensation earned by our executive officers which was determined based wholly or in part on the value of the Company's financial results or the achievement of specified performance measures.
Our compensation philosophy emphasizes pay for performance. The Compensation Committee believes that the performance goals we set for our executive officers should be challenging and aligned with the Company's strategic objectives.
The Compensation Committee has engaged Radford, a subsidiary of Aon Hewitt, as its independent compensation consultant. Radford is assigned projects directly by the Compensation Committee. In February 2016, Radford provided the Compensation Committee with a letter which sets forth updates concerning changes in the compensation market in the 2016 calendar year as compared to the 2015 calendar year.

Elements of Compensation
Compensation for the named executive officers is generally comprised of the following elements, each of which is discussed in more detail below:

Element	Description	Primary Objectives
Base salary	Fixed cash payment reflecting the executive's responsibilities, performance and expertise	Provide basic level of compensation Recruit and retain executives

Annual Cash Bonus Awards	Annual cash bonus awards are paid if the executive achieves certain company and individual performance goals	Encourage and reward individual and overall company performance relative to our current plans and objectives

Long-term equity incentives
Performance share units (PSUs), under which executives can earn a number of shares based upon our achievement of performance objectives over a multi-year performance period.
Restricted stock units (RSUs), which vest over a multi-year period.
Align the interests of executives with shareholders Promote achievement of longer-term financial and strategic objectives Stock price appreciation enhances retention

Retirement, severance and other benefits	Deferred compensation, retirement and severance plans, health and welfare programs and perquisites and other personal benefits	Retention Competitiveness Security
Compensation Peer Group
We benchmark our executive compensation programs against a specific group of peer companies (using compensation information reported in their proxy statements) supplemented by published compensation surveys and various other sources such as executive search firms and published industry data. Our use of these sources is incorporated into the subjective determination regarding the total compensation packages for our executive officers and principally serves to ensure that determinations made regarding these compensation packages are consistent with general compensation trends and compensation arrangements for executives at similarly situated companies. We also compare our executive compensation programs to policies and practices of other companies. We refer to these other companies as our "peer group" for executive compensation purposes. The companies included in our peer group were selected based on comparability to Hardinge with respect to market capitalization, sales, manufactured products and international presence. The peer group being used by the Compensation Committee based on the 2015 study by Radford consisted of the following companies: Altra Holdings, Inc., Cohu, Inc., Columbus McKinnon Corp., Dynamic Materials Corporation, Electro Scientific Industries Inc., Global Power Equipment Group Inc., Hurco Companies Inc., Kadant Inc., Nanometrics Inc., NN, Inc., Rudolph Technologies, Inc., Sifco Industries, Inc., Transcat, Inc and Twin Disc, Incorporated.
Finally, we evaluate the relativity of compensation among our executive officers with a view to ensure that differences properly reflect differences in title, job responsibilities, performance and seniority.
Role of Executive Officers in Determining Compensation
The Compensation Committee, which consists exclusively of independent directors, evaluates compensation matters involving our executive officers. Under the Company's Amended and Restated 2011 Incentive Stock Plan, the Compensation Committee recommends long term incentive stock awards, which will be subject to ratification by the Board of Directors. With respect to all other executive compensation, the Compensation Committee recommends action, as appropriate, to the independent directors. The Chief Executive Officer plays an active role in preparing information for the Compensation Committee's review and in preparing recommendations for the consideration of the Compensation Committee and the independent directors.
For the Chief Executive Officer and other executive officers, the Committee evaluates, establishes, and recommends to the independent directors the base salary and targets and awards under the Cash Incentive Plan. The Chief Executive Officer contributes to the establishment of both short term and other performance goals and objectives; however, the Compensation

Committee independently assesses, and adjusts as appropriate, all performance goals and objectives before referring them to the independent directors for approval.
The Chief Executive Officer is not present during the Compensation Committee's deliberations of its recommendations to the independent directors with respect to the Chief Executive Officer's and other executive officers' compensation.
Compensation Program Components
The significant components of our compensation program for executive officers include base salary, short term incentive bonus, long term incentive stock awards, supplemental executive retirement benefits and other benefits.
Base Salary
Base salary is a fixed, cash component of compensation, which is reviewed and adjusted annually. The goal of this component is to provide Company executives with a stable, market-competitive base of income that is commensurate with an executive's skills, experience and contributions to the Company.
Short-Term Incentive Bonus
Short term incentive bonus is an annual cash bonus under the Company's Cash Incentive Plan that is fully at risk for the executives.
Long-Term Incentive Stock Awards
Long-term incentive stock awards, issued under the Company's Amended and Restated 2011 Incentive Stock Plan, can have up to three elements: restricted shares, performance shares and stock options. Restricted shares and stock options are primarily intended to retain executives by providing a compelling incentive for the participating executives to remain with the Company. Restricted shares and stock options also allow the Company to tie a portion of an executive's total compensation directly to increase in shareholder value.
Performance shares are intended to motivate executives to set and achieve long range strategic plans that improve the structural performance of the business and increase its intrinsic value over a multi-year period. Performance shares vest only if the executive remains with the Company through the performance period and achieves the performance criteria specified by the Committee at the time of grant. Restricted shares vest over time periods that are generally longer than the vesting periods for performance shares.
In any given year, the Compensation Committee may elect to grant restricted shares, performance shares, stock options, a combination thereof, or the Committee may elect not to make any long-term incentive stock awards, depending on the Committee's assessment of Company performance, business conditions, strategic goals and plans, executive retention risk, and aggregate holdings by executive participants in the plan.
Supplemental Executive Retirement Benefits
Supplemental executive retirement benefits have two purposes: to offset statutory limits imposed on an executive as a participant in the Company's defined contribution retirement plan, and to provide an additional incentive for retention in cases of executives with long standing company service. As of December 31, 2016, Messrs. Simons, Malone and Langa were the only executive officers participating in a supplemental executive retirement benefits plan. Messrs. Simons, Malone and Langa participate in the Hardinge Inc. Non-Qualified Deferred Compensation Plan. Under the terms of that plan, elective deferrals of compensation by Messrs. Malone and Langa are fully vested upon contribution of such funds. Contributions to the plan that are made by the Company for the benefit of Mr. Simons become fully vested on January 1st of the fifth calendar year following the year in which the contribution is made, if made with respect to regular compensation, or January 1st of the fourth calendar year following the year in which the contribution is made, if made with respect to a bonus. The plan is an unfunded, nonqualified deferred compensation plan. Although plan contributions are invested in accordance with elections made by Messrs. Simons, Malone and Langa, all contributions and investment earnings remain the property of the Company.
In December 2016, the Company contributed $40,795 on behalf of Mr. Simons, $104 on behalf of Mr. Malone, and $1,350 on behalf of Mr. Langa in connection with their active participation in a Company defined contribution supplemental executive retirement benefit plan. In February 2017, the Company made contributions of $13,317 to the Company defined contribution supplemental executive retirement benefit plan on behalf of Mr. Simons in accordance with the provisions of the plan. Mr. Langa deferred $2,920 (or 10%) of his 2016 bonus and contributed this amount to his plan account in accordance with the terms of the plan.

Other Benefits
Miscellaneous other benefits include company car allowances, local club memberships, and compensation for relocation expenses. The primary purposes of these benefits are to recruit qualified candidates to the generally rural locations of the Company's facilities, enhance the attractiveness of these locations, and to provide convenient forums in which Company executives can meet and build good relations with customers and visitors.
Recoupment
The Compensation Committee recognizes that incentive compensation provisions should be consistent with the Company's goals of ensuring financial statement accuracy and encouraging ethical behavior. Accordingly, in February 2015, the Board of Directors, following the recommendation of the members of the Compensation Committee, approved a recoupment policy for all incentive compensation that is paid or awarded to executive officers, effective with performance cycles beginning in 2015 and thereafter.
This policy applies in cases where the Compensation Committee determines that the amount of any incentive compensation paid to executive officers during the three-year period preceding the date of restatement of financial statements exceeded the amount that would have been paid based on the restated financial results, and the restatement resulted from the Company's material noncompliance, due in whole or part to intentional fraud or ethical misconduct, with any financial reporting requirement under the federal securities laws. Under those circumstances, the Compensation Committee shall determine whether the Company should recover the difference between the compensation awarded to the affected executive officers and the compensation that would have been paid on the restated financial results for each affected executive officer. The Committee believes that the penalties imposed for misconduct under this policy are consistent with the goals of ensuring financial statement accuracy and encouraging ethical behavior.
Pay mix
Our guiding compensation principles endeavor to align executive compensation with the Company's strategic objectives and financial performance. We use a comparative framework to define specific peer companies and data sources to be used in an annual compensation assessment. Compensation positioning is used to assess pay levels and pay mix of executive compensation. The market 50th percentile is used to target level of pay for all three primary compensation components (i.e., base salary, annual cash incentive bonus, and long-term equity incentives) so that each comprise a meaningful portion of the total compensation for executive officers.
For the annual cash incentive bonus program, 75% of the target award is paid only if defined financial targets are met, and up to 25% is payable based upon the achievement of individual objectives established for the executive. Long-term incentive compensation awards have two components: (i) 50% is made up of performance shares that are awarded only if the Company's financial performance meets defined targets, and (ii) 50% is made up of restricted shares that vest over a defined number of years, thus enhancing executive retention.
Long-term equity incentives were last granted to executive officers in December 2012. Those incentives were granted once 50% of the cumulative performance target for the previous long-term incentive program (established in May 2011) had been achieved. Since at least 50% of the performance target for the December 2012 performance shares had not been achieved in 2016, no new long-term equity incentive awards were granted to executives in 2016. The resulting pay mix for Mr. Simons' consisted of salary as 88% of his 2016 compensation and his cash incentive bonus comprised 12%. For the other executive officers, salary comprised 90% of compensation and the cash incentive bonus comprised 10%.
Consideration of Prior Advisory Vote on Executive Compensation
Periodically, we include in our proxy statement a non-binding advisory shareholder vote to approve the executive compensation policies and practices as described in the Company's Compensation Discussion and Analysis, accompanying tables and related narrative set forth in the proxy statement.
Last year, at our 2016 Annual Meeting of Shareholders, our shareholders voted their approval of the compensation of our executive compensation policies and practices, with approximately 98% of the votes cast. The Compensation Committee has considered the results of this advisory vote in determining the Company's executive compensation policies and practices for 2016, and has determined that these policies and practices are and have been appropriate and in the best interests of the Company and its shareholders at this time.

2016 Compensation of Executive Officers
On February 9, 2016, the Board increased the salaries of Messrs. Malone and Sepanik. Data supplied to the Board by Radford in February 2016 on 2015 competitive market salaries was considered in connection with such determination. Mr. Baumgartner's position was not included in the 2015 market data that was provided to the Board.

Executive Officer	Date of Base Salary Increase	Base Salary as of February 1, 2016	Position to Market as of February 1, 2015
Richard L. Simons	February 10, 2015*	$464,000	Between 25th percentile and median
Douglas J. Malone	February 9, 2016**	$270,000	Below the 25th percentile
James P. Langa	February 10, 2015*	$292,000	Between 25th percentile and median
Douglas C. Tifft	February 10, 2015*	$203,000	Below the 25th percentile
Urs Baumgartner†	August 1, 2015***	$268,502
William B. Sepanik	February 9, 2016**	$200,000	Below the 25th percentile
__________________________
*    Effective as of February 1, 2015
**    Effective as of February 1, 2016
***    Effective as of August 1, 2015.
†    Actual amount was paid to Mr. Baumgartner in Swiss Francs and the amount reflected above is based on a conversion rate of $0.976 per Swiss Franc.
Short-Term Incentive Bonus
On August 3, 2016, the independent members of the Board, accepting the recommendations of the Compensation Committee, adopted terms for 2016 incentive compensation (the "2016 Program") for the Company's executive officers under the Cash Incentive Plan. The 2016 Program provides incentive bonuses payable in cash to the Company's executive officers based on the Company's performance against specified financial performance goals and other objectives recommended by the Compensation Committee and set by the independent members of the Board each year. The Compensation Committee approves payments, if any, after the end of the year.
As provided in the 2016 Program, target awards for each executive officer are expressed as a percentage of the executive officer's annual base salary. The 2015 target awards were as follows: Mr. Simons, 70%; Mr. Malone, 50%; Mr. Langa, 50%; Mr. Sepanik, 50%; and Mr. Baumgartner, 50%.
As set by the Compensation Committee and adopted by the independent members of the Board, 2016 performance goals under the 2016 Program for Messrs. Simons, Malone and Langa included a threshold, target and maximum for the Company's (a) earnings before interest, taxes, depreciation and amortization (EBITDA) (the "EBITDA Goal") and (b) managed working capital (expressed as a percentage of annualized sales) (the "Managed Working Capital Goal"). Each executive officer is eligible to earn the percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved, if the target level is achieved or if the maximum level is achieved) with respect to the EBITDA Goal and Managed Working Capital Goal:

	% of Target Award Paid
Performance Result	EBITDA Goal	Managed Working Capital Goal	Combined Payout
Threshold	9.375%	9.375%	18.75%
Target	37.50%	37.50%	75.00%
Maximum	75.00%	75.00%	150.00%
With respect to the awards made to the executive officers pursuant to the 2016 Program, the incentive targets as a percentage of salary remained constant in comparison to the terms adopted for the Company's 2015 incentive compensation program for executives (the "2015 Program"). For 2016, the Compensation Committee removed the Sales Goal to focus on profitability. The combined payout at various levels of achievement remained the same, but was split between two goals instead of being split among three goals. Accordingly, the percentage weighting of the executive's total incentive opportunity for the EBITDA Goal and the Managed Working Capital goal changed from 33.3% in the 2015 Program to 50% in the 2016 Program.

The EBITDA Goal and the Managed Working Capital Goal for the 2016 Program were set at $25.1 million and 38.0% of annualized sales, respectively. These goals were based on the 2016 annual operating plan. With respect to the EBITDA Goal, the actual Company performance was $15.4 million. Since the threshold performance level was $17.6 million for the EBITDA Goal, no awards were made based on the EBITDA results. With respect to the Managed Working Capital Goal, the actual Company performance was 42.4% of annual sales. Since the threshold performance level for this goal was 40.0% none of the awards were made based on Managed Working Capital results for Messrs. Simons, Malone and Langa.
Mr. Sepanik was eligible to earn the percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level was achieved, if the target was achieved, or if the maximum level was achieved) with respect to (a) the EBITDA Goal, (b) the Aftermarket Tooling and Accessories ("ATA") segment earnings before interest, taxes and depreciation and amortization (the "ATA EBITDA Goal") and (c) the managed working capital for the ATA segment (expressed as percentage of annualized sales) (the "ATA Managed Working Capital Goal"):

	% of Target Award Paid
Performance Result	EBITDA Goal	ATA EBITDA Goal	ATA Managed Working Capital Goal	Combined Payout
Threshold	2.50%	6.875%	9.375%	18.75%
Target	10.00%	27.50%	37.50%	75.00%
Maximum	20.00%	55.00%	75.00%	150.00%
Since the threshold performance level was $17.6 million for the EBITDA Goal, no award was made based on the EBITDA results. With respect to the ATA EBITDA Goal, actual performance was $9.5 million. The threshold performance level for this goal was $8.9 million, so the percentage of the target award based on the ATA EBITDA Goal was prorated between the threshold level percentage and the target level percentage. With respect to the ATA Managed Working Capital Goal, actual performance was 25.1%. The threshold performance level for this goal was 25.4%, so the percentage of the target award based on the ATA Managed Working Capital Goal was prorated between the threshold level percentage and the target level percentage.
Mr. Baumgartner was eligible to earn the percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level was achieved, if the target was achieved, or if the maximum level was achieved with respect to (a) the EBITDA Goal, (b) the Grinding operations earnings before interest, taxes and depreciation and amortization (the "Grinding EBITDA Goal") and (iii) managed working capital for the Grinding operations (expressed as a percentage of annual sales) (the "Grinding Managed Working Capital Goal")

	% of Target Award Paid
Performance Result	EBITDA Goal	Grinding EBITDA Goal	Grinding Managed Working Capital Goal	Combined Payout
Threshold	2.50%	6.875%	9.375%	18.75%
Target	10.00%	27.50%	37.50%	75.00%
Maximum	20.00%	55.00%	75.00%	150.00%
Since the threshold performance level was $17.6 million for the EBITDA goal, no award was made based on the EBITDA results. With respect to the Grinding EBITDA Goal, actual performance was $7.0 million. Since the threshold performance level for this goal was $7.4 million, no award was made to Mr. Baumgartner based on the Grinding EBITDA results. With respect to the Grinding Managed Working Capital, actual performance was 48.2%. Since the threshold performance level for this goal was 44.9%, no award was made to Mr. Baumgartner based on the Grinding Managed Working Capital Results.
The Compensation Committee retains full discretion to award or withhold incentive compensation in an amount up to 25% of an executive officer's target award, regardless of whether the Company's performance against the performance goals, and full discretion to reduce, but not increase, any award otherwise determined by the Company's performance against the performance goals. Although 2016 profitability was disappointing, the executive team successfully identified and implemented a number of restructuring and cost-saving initiatives which should significantly improve profitability in 2017 and beyond. Furthermore, the executive team commenced and was fully engaged in the Company's strategic review process which involved substantial time and effort. Taking into account the foregoing considerations, the Compensation Committee exercised its discretion to grant 80% of the 25% discretionary amount of incentive compensation (an amount equal to 20% of total target) to each of the executive officers under the 2016 Program.

On February 27, 2017, the independent members of the Company's Board of Directors, accepting the recommendations of the Compensation Committee, approved the payments to Messrs. Simons, Malone, Langa, Sepanik and Baumgartner under the 2016 Program. Set forth below are the incentive payments that were awarded to each of the executives pursuant to the 2016 Program on February 27, 2017.

Executive Officer	EBITDA Payment	Managed Working Capital Payment	Discretionary Payment		Total	Target Award	Actual as a Percentage of Target Award
Richard L. Simons	$—	$—	$64,960		$64,960	$324,800	20%
Douglas J. Malone	$—	$—	$26,708	—	$26,708	$133,542	20%
James P. Langa	$—	$—	$29,200		$29,200	$146,700	20%

Executive Officer	EBITDA Payment	Grinding EBITDA Payment	Grinding Managed Working Capital Payment	Discretionary Payment	Total	Target Award	Actual as a Percentage of Target Award
Urs Baumgartner(1)	$—	$—	$—	$26,850	$26,850	$134,250	20%

Executive Officer	EBITDA Payment	ATA EBITDA Payment	ATA Managed Working Capital Payment	Discretionary Payment	Total	Target Award	Actual as a Percentage of Target Award
William B. Sepanik	$—	$13,492	$9,726	$19,850	$43,068	$99,250	43%
__________________________
(1) The payment made to Mr. Baumgartner as reflected in the table above was paid in Swiss Francs (Mr. Baumgartner received CHF 27,500) and, for purposes of the table above, such amount has been converted into U.S. Dollars at a rate of .976 per Swiss Franc, the exchange rate in effect on December 29, 2016.
Long-Term Incentive Stock Awards
The Company did not make any long-term incentive stock awards in 2016.
2017 Compensation of Executive Officers
On February 27, 2017, the Board increased the salary of Mr. Malone.

Executive Officer	Date of Base Salary Increase	Base Salary as of February 1, 2017	Position to Market as of February 1, 2015
Richard L. Simons	February 10, 2015*	$464,000	Between 25th percentile and median
Douglas J. Malone	February 27, 2017**	$300,000	At the 25th percentile
James P. Langa	February 10, 2015*	$292,000	Between 25th percentile and median
Douglas C. Tifft	February 10, 2015*	$203,000	Below the 25th percentile
Urs Baumgartner†	August 1, 2015***	$268,502
William B. Sepanik	February 9, 2016****	$200,000	Below the 25th percentile
__________________________
*     Effective as of February 1, 2015.
**     Effective as of February 1, 2017.
***     Effective as of August 1, 2015.
**** Effective as of February 1, 2016.
†     Actual amount was paid to Mr. Baumgartner in Swiss Francs and the amount reflected above is based on a conversion rate of $0.976 per Swiss Franc.

Short-Term Incentive Bonus

On February 27, 2017, the independent members of the Board, accepting the recommendations of the Compensation Committee of the Board of Directors, adopted terms for the 2017 incentive compensation (payable in 2018) for the Company’s executive officers under the Cash Incentive Plan (the “2017 Plan”). The 2017 Plan provides incentive bonuses payable in cash to the Company’s executive officers based, in part, on the Company’s performance against specified financial performance goals. The Compensation Committee approves payments, if any, after the end of the year.

~~As provided in the 2016 Program,~~ Target awards for each executive officer are expressed as a percentage of the executive officer’s annual base salary. The ~~2016~~ 2017 target awards were as follows: Mr. Simons, 75%; Mr. Malone, 50%; Mr. Langa, 50%, Mr. Baumgartner, 50% and Mr. Sepanik, 50%.

As set by the Compensation Committee and adopted by the independent members of the Board of Directors, performance goals under the 2017 Plan for each of Messrs. Simons, Malone and Langa include a threshold, target and maximum for the Company’s (i) earnings before interest, taxes, depreciation and amortization (EBITDA) (the “EBITDA Goal”), (ii) managed working capital (expressed as a percentage of annualized sales) (the “Managed Working Capital Goal”) and (iii) a personal goal specific to each executive officer (the “Personal Goal”).

Performance goals under the 2017 Plan for Mr. Baumgartner include a threshold, target and maximum for (i) the EBITDA Goal, (ii) the Grinding operations earnings before interest, taxes and depreciation and amortization (the “Grinding EBITDA Goal”) and (iii) managed working capital for the Grinding operations (expressed as a percentage of annualized sales) (the “Grinding Managed Working Capital Goal”) and (iv) the Personal Goal specific to Mr. Baumgartner.

Performance goals under the 2017 Plan for Mr. Sepanik include a threshold, target and maximum for (i) the EBITDA Goal, (ii) the Aftermarket Tooling and Accessories (“ATA”) segment earnings before interest, taxes and depreciation and amortization (the “ATA EBITDA Goal”) and (iii) managed working capital for the ATA segment (expressed as a percentage of annualized sales) (the “ATA Managed Working Capital Goal”) and (iv) the Personal Goal specific to Mr. Sepanik.

With respect to Messrs. Simons, Malone and Langa, each of these executive officers are eligible to earn the percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved, if the target level is achieved or if the maximum level is achieved) with respect to the EBITDA Goal and the Managed Working Capital Goal.

	% of Target Award Paid
Performance Result	EBITDA Goal	Managed Working Capital Goal
Threshold	12.50%	6.25%
Target	50.00%	25.00%
Maximum	100.00%	50.00%

Mr. Baumgartner is eligible to earn percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved, if the target level is achieved or if the maximum level is achieved) with respect to the EBITDA Goal, the Grinding EBITDA Goal and the Grinding Managed Working Capital Goal.

	% of Target Award Paid
Performance Result	EBITDA Goal	Grinding EBITDA Goal	Grinding Managed Working Capital Goal
Threshold	2.50%	10.00%	6.25%
Target	10.00%	40.00%	25.00%
Maximum	20.00%	80.00%	50.00%

Mr. Sepanik is eligible to earn percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved, if the target level is achieved or if the maximum level is achieved) with respect to the EBITDA Goal, the ATA EBITDA Goal and the ATA Managed Working Capital Goal.

	% of Target Award Paid
Performance Result	EBITDA Goal	ATA EBITDA Goal	ATA Managed Working Capital Goal
Threshold	2.50%	10.00%	6.25%
Target	10.00%	40.00%	25.00%
Maximum	20.00%	80.00%	50.00%

In addition to the amounts reflected above, the Compensation Committee has the full discretion to award or withhold incentive compensation in an amount up to 25% of an executive officer's target award based on whether the executive officer has achieved personal goals assigned to such executive officer.

Long-Term Incentive Stock Awards

Restricted Stock Incentive Awards

On February 27, 2017, the Board of Directors of the Company, ratifying the determination of the Compensation Committee, approved restricted common stock awards to the executive officers of the Company pursuant to the Company’s Amended and Restated 2011 Incentive Stock Plan. As noted below, each of the executive officers received an award of restricted shares which vest on the third anniversary of the date of the award. Each of the awards is structured such that the recipient will not vest in any portion of the restricted shares awarded until the third anniversary of the date of the award. All of the awards are subject to forfeiture and accelerated vesting in accordance with the terms of the Company’s Amended and Restated 2011 Incentive Stock Plan.

Executive Officer	Restricted Stock Incentive Award
Douglas J. Malone	6,350 shares
James P. Langa	6,850 shares
Urs Baumgartner	6,450 shares
William B. Sepanik	4,700 shares

Performance Share Incentive Awards

On February 27, 2017, the Board of Directors of the Company, ratifying the determination of the Compensation Committee, approved awards of Performance Share Incentives to the executive officers of the Company pursuant to the Company’s Amended and Restated 2011 Incentive Stock Plan. The awards are contingent upon Hardinge’s earnings before interest, taxes, depreciation and amortization in three one-year periods (each a “Target Period” and the corresponding performance goal in each Target Period, a “Performance Goal”). The Performance Share Incentive target awards over the aggregate three-year period (each, a “Target Award”) for the Company’s executive officers are as follows:

Executive Officer	Performance Share Incentive Target Award
Douglas J. Malone	6,350 shares
James P. Langa	6,850 shares
Urs Baumgartner	6,450 shares
William B. Sepanik	4,700 shares

If the Company attains or surpasses the Performance Goal target in a particular Target Period, then each executive officer will receive one-third of his Target Award attributable to the corresponding Target Period. The Target Awards (or portions thereof) earned by each executive officer are payable at the end of the three-year vesting period in accordance with the terms of the Company’s Amended and Restated 2011 Incentive Stock Plan.

As provided in the Company’s Amended and Restated 2011 Incentive Stock Plan, at any time during the performance period associated with the awards of Performance Share Incentives, the Compensation Committee may revise the corresponding performance goals and computation of payment if unforeseen and/or extraordinary events occur which have a substantial effect on the performance of the Company, a Company affiliate or a Company division and which, in the judgment of the Compensation Committee, make the application of the performance goals associated with the awards of Performance Share Incentives unfair unless a revision is made.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Richard L. Simons,	2016	464,000	—		—	—	64,960	102,374	(1)	38,549	(2)	669,883
President and Chief	2015	462,833	—		—	—	143,784	58,805	(3)	32,403		697,824
Executive Officer	2014	447,188	—		—	—	89,018	161,030	(4)	32,928		730,164
Douglas J. Malone,	2016	267,083	100,000	(5)	—	—	26,708	104	(6)	19,890	(7)	413,785
Vice President and Chief	2015	232,917	—		—	—	51,685	—		19,146		303,748
Financial Officer	2014	210,000	—		—	—	49,547	—		26,861		286,408
James P. Langa,	2016	292,000	—		—	—	29,200	1,350	(8)	34,494	(9)	357,044
Senior Vice President—	2015	291,000	—		—	—	64,573	1,300	(10)	33,648		390,521
Machine Solutions	2014	278,333	—		—	—	48,274	917	(11)	35,292		362,316
Douglas C. Tifft(12),	2016	169,167	—		—	—	—	49,579	(13)	70,500	(14)	289,246
Senior Vice President—	2015	202,667	—		—	—	35,978	—	(15)	39,669		278,314
Administration/ Assistant	2014	198,684	—		—	—	27,567	101,059	(16)	33,711		361,021
Secretary
Urs Baumgartner(17),	2016	268,502	56,140	(18)	—	—	26,850	50,026	(19)	7,484	(20)	409,002
Vice President—
Grinding
William B. Sepanik,	2016	198,500	46,000	(21)	—	—	43,068	—		23,398	(22)	310,966
Vice President—	2015	181,708	—		—	—	22,714	—		20,521		224,943
Workholding	2014	176,865	—		—	—	26,523	—		9,114		212,502
_________________________________

(1)
There was an increase of $32,103 attributable to an increase in the present value of the accumulated benefit under the Hardinge Inc. Pension Plan and $70,271 contributed by the Company on behalf of Mr. Simons with respect to the nonqualified defined contribution supplemental executive retirement plan in which Mr. Simons is a participant. In February 2017, the Company contributed $13,317 on behalf of Mr. Simons with respect to the nonqualified defined contribution supplemental executive retirement plan in which Mr. Simons is a participant. This amount will be reported in the Summary Compensation Table for the Company's proxy statement issued for the 2018 Annual Meeting of Shareholders.

(2)	Amount includes use of a leased company automobile, club dues, life insurance, costs of a medical examination, and contributions made by the Company to Mr. Simons' 401(k) retirement account.

(3)
There was an decrease of $6,784 attributable to an reduction in the present value of the accumulated benefit under the Hardinge Inc. Pension Plan as a result of a decrease in the plan's discount rate. As directed in Instruction 3 of Item 402(c)(2)(viii) of Regulation S-K, such amount is reflected by footnote but is not reflected in column (h) of the Summary Compensation Table. The figure shown is the amount contributed by the Company on behalf of Mr. Simons with respect to the nonqualified defined contribution supplemental executive retirement plan in which Mr. Simons is a participant.

(4)
There was an increase of $73,911 attributable to an increase in the present value of the accumulated benefit under the Hardinge Inc. Pension Plan as a result of a decrease in the plan’s discount rate and $87,119 contributed by the Company on behalf of Mr. Simons with respect to the nonqualified defined contribution supplemental executive retirement plan in which Mr. Simons is a participant.

(5)	Reflects the bonus amount paid by the Company to Mr. Malone on November 18, 2016 pursuant to the Retention Bonus Agreement, dated November 18, 2015 by and between the Company and Mr. Malone.

(6)	The Company contributed $104 on behalf of Mr. Malone to the nonqualified defined contribution supplemental executive retirement plan in which Mr. Malone is a participant.

(7)	Amount includes use of a leased company automobile, life insurance and contributions made by the Company to Mr. Malone's 401(k) retirement account.

(8)	The Company contributed $1,350 on behalf of Mr. Langa to the nonqualified defined contribution supplemental executive retirement plan in which Mr. Langa is a participant.

(9)	Amount includes an automobile allowance, life insurance, costs of a medical examination and contributions made by the Company to Mr. Langa's 401(k) retirement account.

(10)	The Company contributed $1,300 on behalf of Mr. Langa to the nonqualified defined contribution supplemental executive retirement plan in which Mr. Langa is a participant.

(11)	The Company contributed $917 on behalf of Mr. Langa to the nonqualified defined contribution supplemental executive retirement plan in which Mr. Langa is a participant.

(12)
In 2016, the Company eliminated the position of Senior Vice President—Administration. In connection with foregoing action, Mr. Tifft's employment with the Company was terminated, effective as of October 31, 2016.

(13)	Reflects increase in the present value of the accumulated benefit under the Hardinge Inc. Pension Plan as a result of a decrease in the discount rate.

(14)
Amount includes use of a leased company automobile, club dues, life insurance, costs of a medical examination, contributions made by the Company to Mr. Tifft's 401(k) retirement account, and the value of severance payments made to Mr. Tifft following the termination of his employment with the Company on October 31, 2016.

(15)
There was a decrease of $6,896 attributable to a reduction in the present value of the accumulated benefit under the Hardinge Inc. Pension Plan as a result of an increase in the plan's discount rate. As directed in Instruction 3 of Item 402(c)(2)(viii) of Regulation S-K, such amount is reflected by footnote but is not reflected in column (h) of the Summary Compensation Table.

(16)	Reflects increase in the present value of the accumulated benefit under the Hardinge Inc. Pension Plan as a result of a decrease in the discount rate.

(17)
The compensation payments made to Mr. Baumgartner as reflected in the table above were paid in Swiss Francs and, for purposes of the table above, such amounts have been converted into U.S. Dollars at a rate of $0.976 per Swiss Franc, the exchange rate in effect on December 31, 2017.

(18)	Reflects the bonus amount paid by the Company to Mr. Baumgartner on November 18, 2016 pursuant to the Retention Bonus Agreement, dated November 18, 2015 by and between the Company and Mr. Baumgartner.

(19)	Change in L. Kellenberger & Co. AG pension benefits of $50,026.

(20)	Amount includes use of a leased company automobile.

(21)	Reflects the bonus amount paid by the Company to Mr. Sepanik on November 18, 2016 pursuant to the Retention Bonus Agreement, dated November 18, 2015 by and between the Company and Mr. Sepanik.

(22)	Amount includes an automobile allowance, life insurance and contributions made by the Company to Mr. Sepanik's 401(k) retirement account.
Grants of Plan-Based Awards(1)(2)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Richard L. Simons	8/3/2016	60,900	243,600	487,200
Douglas J. Malone	8/3/2016	25,039	100,156	200,312
James P. Langa	8/3/2016	27,375	109,500	219,000
Urs Baumgartner(4)	8/3/2016	25,172	100,688	201,377
William B. Sepanik	8/3/2016	18,609	74,438	148,875
____________________________________

(1)	All-non-equity-based awards were made under the Company's 2016 Cash Incentive Program.

(2)	Douglas C. Tifft, a named executive officer, did not receive a grant pursuant to the Company's 2016 Cash Incentive Program.

(3)
Amounts reflected in the table do not include the discretionary amount that the Compensation Committee was permitted to grant to the award recipients. According to the terms of the Company's 2016 Cash Incentive Program, the Compensation Committee, in its full discretion, was permitted to award or withhold incentive compensation in amount up to 25% of the executive officer's target award, regardless of the Company's performance against the performance goals and full discretion to reduce, but not increase, any award otherwise determined by the Company's performance against the performance goals.

(4)
The amounts of the potential payments to be made Mr. Baumgartner as reflected in the table above would be paid in Swiss Francs and, for purposes of the table above, such amounts have been converted into U.S. Dollars at a rate of $0.976 per Swiss Franc, the exchange rate in effect on December 29, 2016.

In 2016, the independent members of the Board, accepting the recommendations of the Compensation Committee, adopted terms for 2016 incentive compensation (the "2016 Program") for the Company's executive officers under the Cash Incentive Plan. Participants in the 2016 Program included Messrs. Simons, Malone, Langa, Sepanik, and Baumgartner. The 2016 target awards (expressed as a percentage of the executive officer's annual base salary) for Messrs. Simons, Malone, Langa, Sepanik and Baumgartner were 70%, 50%, 50%, 50% and 50% respectively. Messrs. Simons, Malone, and Langa were eligible to earn a bonus payable in cash based on the Company's performance against a threshold, target and maximum for

(a) the Company's earnings before interest, taxes, depreciation and amortization for 2016 ("EBITDA"); and (b) the Company's managed working capital (expressed as a percentage of annualized sales). With respect to each of the EBITDA and managed working capital performance goals, each executive officer was eligible to earn (i) 9.375% of his target award if the threshold for such performance goal was attained, (ii) 37.5% of his target award if the target for such performance goal was attained, and (iii) 75% of his target award if the maximum for such performance goal was attained. Accordingly, the maximum award under the 2016 Program for each executive officer, if the maximum for EBITDA performance goal and managed working capital performance goal was attained by the Company, was 150% of such executive's target award.
Mr. Sepanik was eligible to earn a bonus in cash based on performance against a threshold, target and maximum for (a) earnings of the Company before interest, taxes, depreciation and amortization (EBITDA) (the "Company EBITDA Goal"), (b) the Company's Aftermarket Tooling and Accessories segment ("ATA") earnings before interest, taxes, depreciation and amortization (EBITDA) (the "ATA EBITDA Goal"), and (c) the managed working capital for the Company's ATA segment (expressed as a percentage of annualized sales) (the "ATA Managed Working Capital Goal"). Mr. Sepanik was eligible to earn for the Company EBITDA Goal, (i) 2.50% of his target award if the threshold for such performance goal was attained, (ii) 10% of his target award if the target for such performance goal was attained and (iii) 20% of his target award if the maximum for such performance goal was attained. With respect to the ATA EBITDA Goal, Mr. Sepanik was eligible to earn (i) 6.875% of his target award if the threshold for such performance goal was attained, (ii) 27.5% of his target award if the target for such performance goal was attained and (iii) 55% of his target award if the maximum for such performance goal was attained. With respect to the ATA Managed Working Capital Goal, Mr. Sepanik was eligible to earn (i) 9.375% of his target award if the threshold for such performance goal was attained, (ii) 37.5% of his target award if the target for such performance goal was attained and (iii) 75% of his target award if the maximum for such performance goal was attained. Accordingly, the maximum award under the 2016 Program for Mr. Sepanik, if the maximum for the Company EBITDA Goal, the ATA EBITDA Goal and ATA Managed Working Capital Goal was attained by the Company, was 150% of Mr. Sepanik's target award.
Mr. Baumgartner was eligible to earn a bonus in cash based on performance against a threshold, target and maximum for (a) earnings of the Company before interest, taxes, depreciation and amortization (EBITDA) (the "Company EBITDA Goal"), (b) the Company's Grinding segment earnings before interest, taxes, depreciation and amortization (EBITDA) (the "Grinding EBITDA Goal"), and (c) the managed working capital for the Company's Grinding segment (expressed as a percentage of annualized sales) (the "Grinding Managed Working Capital Goal"). Mr. Baumgartner was eligible to earn for the Company EBITDA Goal, (i) 2.50% of his target award if the threshold for such performance goal was attained, (ii) 10% of his target award if the target for such performance goal was attained and (iii) 20% of his target award if the maximum for such performance goal was attained. With respect to the Grinding EBITDA Goal, Mr. Baumgartner was eligible to earn (i) 6.875% of his target award if the threshold for such performance goal was attained, (ii) 27.5% of his target award if the target for such performance goal was attained and (iii) 55% of his target award if the maximum for such performance goal was attained. With respect to the Grinding Managed Working Capital Goal, Mr. Baumgartner was eligible to earn (i) 9.375% of his target award if the threshold for such performance goal was attained, (ii) 37.5% of his target award if the target for such performance goal was attained and (iii) 75% of his target award if the maximum for such performance goal was attained. Accordingly, the maximum award under the 2016 Program for Mr. Baumgartner, if the maximum for the Company EBITDA Goal, the Grinding EBITDA Goal and the Grinding Managed Working Capital Goal was attained by the Company, was 150% of Mr. Baumgartner's target award.
Additionally, the Compensation Committee retained the full discretion to award or withhold incentive compensation in an amount up to 25% of an executive officer's target award, regardless of the Company's performance against the performance goals, and full discretion to reduce, but not increase, any award otherwise determined by the Company's performance against the performance goals.
On February 27, 2017, the independent members of the Company's Board of Directors, accepting the recommendations of the Compensation Committee, approved the payments to Messrs. Simons, Malone, Langa, Sepanik and Baumgartner under the 2016 Program. Accordingly each of the executive officers were entitled to receive payments of the following amounts pursuant to the 2016 Program: Mr. Simons, $64,690; Mr. Malone, $26,708; Mr. Langa, $29,200; Mr. Sepanik, $43,068; and Mr. Baumgartner $26,850 (payable in Swiss Francs).

Outstanding Equity Awards At Fiscal Year-End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Richard L. Simons	—	—		—	—	—	—		—	20,000	221,600
Douglas J. Malone	—	—		—	—	—	—		—	3,500	38,780
James P. Langa	—	—		—	—	—	—		—	10,000	110,800
Douglas C. Tifft	—	—	—	—	—	—	—		—	3,600	39,888
Urs Baumgartner	—	—		—	—	—	2,800	(2)	31,024	—	—
William B. Sepanik	—	—		—	—	—	1,500	(3)	16,620	1,500	16,620
______________________________

(1)
Reflects awards of performance share incentives (i) issued in December 2012 and the vesting of such awards are conditioned upon the Company's performance relative to a cumulative EPS target for the period commencing on January 1, 2013 and ending on December 31, 2017 to Messrs. Simons, Malone, Langa and Tifft and (ii) issued in December 2013 to Mr. Sepanik and the vesting of such awards are conditioned upon the Company's performance relative to a cumulative EPS target for the period commencing on October 1, 2013 and ending on December 31, 2017.

(2)	Reflects an award of common stock to Mr. Baumgartner that vests as follows: 2,800 restricted shares on December 12, 2017.

(3)	Reflects an award of common stock to Mr. Sepanik that vests as follows: 1,500 restricted shares on December 12, 2017.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Richard L. Simons	33,000	246,180	20,000	226,200
Douglas J. Malone	—	—	3,500	39,585
James P. Langa	—	—	10,000	113,100
Douglas C. Tifft	—	—	4,500	43,650
Urs Baumgartner	—	—	2,000	22,680
William B. Sepanik	—	—	—	—

Pension Benefits

Name(1) (a)	Pension Plan (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Richard L. Simons	Hardinge Inc. Pension Plan	21.5833	436,025	—
Douglas C. Tifft	Hardinge Inc. Pension Plan	31.0833	636,880	—
______________________________

(1)	Messrs. Malone, Langa, Baumgartner and Sepanik do not participate in the Hardinge Inc. Pension Plan.
The Pension Benefits table provides information regarding the number of years of credited service, the present value of accumulated benefits, and payments made during the last fiscal year with respect to the Hardinge Inc. Pension Plan (the "Pension Plan").
The Pension Plan is a broad based, tax-qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of the Company. All United States employees except employees hired or rehired after February 29, 2004 were eligible to participate, however benefit accruals were discontinued effective June 15, 2009. Messrs. Simons and Tifft are only named executive officers that are participants in the Pension Plan. Messrs. Benefits are based upon years of service with the Company, basic rate of pay on December 1, 1993 and compensation paid after November 30, 1993 through June 15, 2009. The service amounts shown in the table above represent actual years of credited service with the Company. Among the named executive officers, no grants of additional years of credited service were made under the Pension Plan subsequent to June 15, 2009 as grants of additional benefits under the Pension Plan were discontinued. Mr. Simons is a participant with vested service through the date of termination of his prior employment with the Company in June 2005. Since his return to the Company in March 2008, Mr. Simons has not accrued, and will not accrue, additional years of credited service under the Pension Plan.
The Pension Plan offers several forms of benefit payments, including a life annuity option, 50%, 75% and 100% joint and survivor options, and 10-year and 5-year certain and life annuity options. Each option available under the Pension Plan is actuarially equivalent except that the 50%, 75% and 100% joint and survivor options are subsidized if the contingent beneficiary is the participant's spouse.
The pension benefit is a monthly payment equal to one-twelfth (1/12th) of the sum of two products: The first product is 11/4% multiplied times the participant's basic rate of pay on December 1, 1993 multiplied times his number of years of credited service (plus any fraction of a year) through November 30, 1993. The second product is 11/2% multiplied times the participant's compensation paid after November 30, 1993; however, compensation earned after June 15, 2009 is not taken into account in determining the pension benefit. Basic rate of pay on December 1, 1993 excludes bonuses. Compensation paid after November 30, 1993 includes salary but excludes bonuses other than retention bonuses.
The pension benefit described above is payable in the form of a life annuity beginning on the participant's normal retirement date which is the first day of the month on or after his 65th birthday. The amount of monthly payment will be adjusted if the benefit is paid in a form other than a life annuity or if payments begin before the normal retirement date. Several forms of early retirement pension benefits are available under the Pension Plan.
Participants became fully vested in their Pension Plan benefit after completing five years of service. A preretirement survivor annuity equal to the 50% survivor annuity payable under the 50% joint and survivor option will be payable to a surviving spouse if the participant dies before the commencement of benefit payments but after completing at least five years of service.
Under the Hardinge Inc. Retirement Plan (the "Retirement Plan"), a tax-qualified defined contribution profit sharing plan, eligible employees including Messrs. Simons, Malone, Langa and Sepanik are eligible to receive 4% employer non-elective contributions and 1% employer match contributions.
In addition, the Company amended the Retirement Plan as of January 1, 2011 to require the Company to make special non-elective contributions under the plan on behalf of each employee affected by the discontinuance of benefit accruals under the Pension Plan who attains his 50th birthday on or before the first day of the year. The contribution for any year is equal to a percentage of the employee's pensionable compensation paid in that year (the applicable percentage to be determined based on the employee's age on the first day of that year): 3% if the employee's age is between 50 and 54, 5.5% if the employee's age is between 55 and 59, and 8% if the employee's age is 60 or greater. The first such contributions were made with respect to compensation paid in 2011. The only employee that was eligible to receive the benefits associated with these amendments was Mr. Tifft.
Nonqualified Deferred Compensation(1)

Name (a)	Executive contributions in last Fiscal Year ($) (b)	Registrant contributions in last Fiscal Year ($) (c)		Aggregate earnings in last Fiscal Year ($) (d)	Aggregate withdrawals/ distributions ($) (e)	Aggregate balance at last Fiscal Year End ($) (f)
Richard L. Simons	—	70,271	(2)	78,696	—	803,687	(3)
Douglas J. Malone	—	104	(2)	—	—	104	(3)
James P. Langa	2,920	1,350	(2)	676	—	10,748	(3)
____________________________________

(1)	Reflects Messrs. Simons', Malone's and Langa's participation in the Hardinge Inc. Non-Qualified Deferred Compensation Plan.

(2)	Amount is reflected in column (h) of the Summary Compensation Table.

(3)	Under the terms of the Hardinge Inc. Non-Qualified Deferred Compensation Plan, all contributions and investment earnings remain the property of the Company until distribution to the plan participant.
As of December 31, 2016, Messrs. Simons, Malone and Langa are the only executive officers participating in a supplemental executive retirement plan (SERP). Messrs. Simons, Malone and Langa currently participate in the Hardinge Inc. Non-Qualified Deferred Compensation Plan (the "SERP Plan"). Under the terms of the SERP Plan, elective deferrals of compensation by Messrs. Malone and Langa are fully vested upon contribution of such funds. Contributions to the SERP Plan that are made by the Company for the benefit of Mr. Simons become fully vested on January 1st of the fifth calendar year following the year in which the contribution is made, if made with respect to regular compensation, or January 1st of the fourth calendar year following the year in which the contribution is made, if made with respect to a bonus. The SERP Plan is an unfunded, nonqualified deferred compensation plan. It is administered by the Compensation Committee of the Board. Participants in the SERP Plan may elect to defer receipt of up to 80% of their regular compensation earned in a particular year and/or up to 100% of the bonus earned by them in a particular year. Generally, participants in the SERP Plan make deferral elections by submitting a deferral election form to the Compensation Committee on or before December 15th of the calendar year preceding the year in which the compensation is to be deferred. The Company has agreed to make a contribution for Mr. Simons equal to 20.5% of his 2017 base salary in excess of $270,000 plus 20.5% of any bonus earned in 2017. The Company has agreed to make a contribution for Messrs. Malone and Langa equal to 5% of the amount of their respective 2017 base salaries that exceeds $270,000. Although SERP Plan contributions are invested in accordance with elections made by the plan participant, all contributions and investment earnings remain the property of the Company until distribution. Except in the case of a death of the participant while employed by the Company, in the event that the participant has a "separation from service" before some or all of the contribution made to the SERP Plan by the Company on behalf of the participant has vested, then the nonvested portion is immediately forfeited. In the case of death of the participant while employed by the Company, the nonvested portion of the Company contributions made on behalf of the participant become immediately fully vested. Payouts under the SERP Plan are structured to comply with Section 409A of the Internal Revenue Code.
In February 2017, the Company made a contribution of $13,317 to the SERP Plan on behalf of Mr. Simons under the terms of the SERP Plan. In February 2017, Mr. Simons did not defer any portion of the award received pursuant to the Company's 2016 Cash Incentive Program. Mr. Langa received an award of $29,200 pursuant to the Company's 2016 Cash Incentive Program. With respect to that award, Mr. Langa elected to defer $2,920 of such amount, which was subsequently contributed to the SERP Plan for his benefit.
Potential Payments Upon Termination or Change in Control
Effective March 7, 2011, the Company entered into new written employment agreements with Messrs. Simons, Malone, Langa and Tifft. These written employment agreements were subsequently amended effective as of February 14, 2012. The Company subsequently entered into an amended and restated employment agreement with Mr. Malone, effective December 16, 2013 in connection with Mr. Malone's appointment as Vice President and Chief Financial Officer. Effective May 31, 2014, the Company entered into an employment agreement with Mr. Sepanik in connection with Mr. Sepanik's appointment as Vice President—Workholding. The current effective term of each employment agreement is one year, with automatic, successive one-year extensions unless either party provides the other with 60 days' prior notice of termination. In the case of a change of control (as such term is defined in the employment agreements), the term of each executive's employment agreement will be automatically extended for a period of two years following the date of the change of control. If, prior to a change of control, an executive's employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to his base salary for the greater of twelve (12) months or the remainder of the current term (eighteen (18) months in the case of Mr. Simons) and to continued employee benefits during such period to the extent the executive complies with certain customary post-employment obligations, including an obligation of confidentiality with respect to Company information; a prohibition against solicitation of employees, consultants and agents for a two year period following such termination and a prohibition against competing with the Company for a period of one year following such termination. If an executive's employment is terminated without cause or he resigns for good reason within twelve (12) months after a change of control, he will be entitled (i) to receive payments equal to one and one-half times (two times in the case of Mr. Simons) the sum of his base salary in effect immediately prior to his termination or resignation (or as in effect immediately prior to the change of control, if higher) and his average annual bonus for the three years preceding the change of control, and (ii) to participate, at the Company's expense, in the Company's welfare benefit plans for a period of eighteen (18) months (twenty-four (24) months in the case of Mr. Simons) following his resignation or termination. All payments for termination of employment based upon base salary will be paid ratably over the twelve (12) month, eighteen (18) month or twenty-four (24) month period, as applicable, except that a lump sum payment equal to the payments due for the first six (6) month period will be paid (and no other payments based upon base salary will be made for such period). Any payment based upon bonuses will be paid in a lump sum. Such cash payments are subject to reduction to the extent necessary to prevent any amounts or benefits due from being deemed "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code. In addition, under certain circumstances of termination, as more fully described in the tables below, some long term incentive awards become fully vested.
On October 28, 2016, L. Kellenberger & Co. AG ("Kellenberger"), a Swiss entity and an indirect wholly-owned subsidiary of the Company and Urs Baumgartner entered into an employment agreement (the "Baumgartner Employment Agreement"), which is an amended and restated version of an employment agreement that was previously executed by the parties on August 1, 2015. The term of the Baumgartner Employment Agreement is indefinite; provided, however, that except as noted below, the agreement may be terminated if the terminating party delivers a notice of termination twelve months in advance of the termination date. In the event that the Company seeks to terminate Mr. Baumgartner's employment within the twelve month period following a change of control (as such term is defined in the Baumgartner Employment Agreement), Mr. Baumgartner is entitled to receive eighteen months advance notice of such termination. The Baumgartner Employment Agreement provides that in the event of a termination of Mr. Baumgartner's employment by reason of death, permanent disability or retirement, Mr. Baumgartner (or his estate, as applicable) will be entitled to his base salary and benefits through the end of the month following the month in which the termination occurred.
The following tables summarize the value of the termination payments and benefits that our named executive officers would receive if they had terminated employment on December 31, 2016 under the circumstances shown. The tables exclude the value of the termination payments and benefits that Douglas C. Tifft would have received if his employment had been terminated on December 31, 2016. As previously reported in this Proxy Statement, the Company eliminated the position of Senior Vice President—Administration in 2016. In connection with foregoing action, Mr. Tifft's employment with the Company was terminated, effective as of October 31, 2016.
The tables also exclude (i) amounts accrued through December 31, 2016 that would be paid in the normal course of continued employment, such as accrued but unpaid salary; (ii) benefits under the Pension Plan and SERP, which benefits are described under the caption "Pension Benefits", none of which are enhanced or accelerated by any termination event; and (iii) termination arrangements generally available to all of the Company's salaried employees.

Richard L. Simons

	Resignation Without Good Reason Prior to a Change of Control ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason Prior to Change of Control ($)		Termination For Cause ($)	Termination Without Cause or Resignation for Good Reason Within Twelve Months After Change of Control(1) ($)
Cash Severance	—	—	—	—	696,000	(2)	—	1,126,508	(3)
Acceleration of Unvested Restricted Stock/Receipt of Earned Performance Shares(4)	—	177,280	177,280	177,280	177,280	(5)	—	221,600
Health Coverage(6)	—	—	—	—	10,493		—	13,991
Funds in Supplemental Executive Retirement Plan(7)	—	803,687	—	—	—		—	—
______________________________________

(1)
Mr. Simons' employment agreement reflects that if a termination of his employment occurs after the initial twelve month period following a change in control, then Mr. Simons is not eligible for any of the benefits associated with a termination following a change of control and, for purposes of the employment agreement, the termination is treated as if no change of control has occurred.

(2)	Amount equal to six months base salary is paid in a lump sum. The remainder, if applicable, is paid in installments commencing on the first payroll date after the expiration of six months.

(3)
Amount equal to six months base salary and the portion of the payment based on bonus is paid in a lump sum. The remainder is paid in installments commencing on the first payroll date after the expiration of six months.

(4)	Reflects an award of 20,000 performance share incentives issued in December 2012 at a closing price on of $11.08 on December 31, 2016.

(5)
Notwithstanding the amount reflected above, in the event of resignation for good reason prior to a change of control, Mr. Simons would not be entitled to receive all or any portion of the performance share incentives award.

(6)
Under Mr. Simons' employment agreement, he is entitled to eighteen months of health insurance coverage upon termination without cause or resignation for good reason, or twenty-four months of health insurance coverage if a termination without cause or resignation occurs after a change in control.

(7)
Amounts contributed to the plan that are made by the Company for the benefit of Mr. Simons become fully vested on January 1st of the fifth calendar year following the year in which the contribution is made, if made with respect to regular compensation, or January 1st of the fourth calendar year following the year in which the contribution is made, if made with respect to a bonus. Funds that are contributed by Mr. Simons to the plan are fully vested as of the time of contribution. In the event of death, all amounts deferred in the plan shall become fully vested.

Douglas J. Malone

	Resignation Without Good Reason Prior to a Change of Control ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason Prior to Change of Control ($)		Termination For Cause ($)	Termination Without Cause or Resignation for Good Reason Within Twelve Months After Change of Control(1) ($)
Cash Severance	—	—	—	—	270,000	(2)	—	468,971	(3)
Acceleration of Unvested Restricted Stock/Receipt of Earned Performance Shares(4)	—	31,024	31,024	31,024	31,024	(5)	—	38,780
Health Coverage(6)	—	—	—	—	18,410		—	27,615
Funds in Supplemental Executive Retirement Plan(7)	—	104	—	—	—		—	—
__________________________________

(1)
Mr. Malone's employment agreement reflects that if a termination of his employment occurs after the initial twelve month period following a change in control, then Mr. Malone is not eligible for any of the benefits associated with a termination following a change of control and, for purposes of the employment agreement, the termination is treated as if no change of control has occurred.

(2)	Amount equal to six months base salary is paid in a lump sum. The remainder, if applicable, is paid in installments commencing on the first payroll date after the expiration of six months.

(3)
Amount equal to six months base salary and the portion of the payment based on bonus is paid in a lump sum. The remainder is paid in installments commencing on the first payroll date after the expiration of six months.

(4)	Reflects an award of 3,500 performance share incentives issued in December 2012 at a closing price on of $11.08 on December 31, 2016.

(5)
Notwithstanding the amount reflected above, in the event of resignation for good reason prior to a change of control, Mr. Malone would not be entitled to receive all or any portion of the performance share incentives award.

(6)
Under Mr. Malone's employment agreement, he is entitled to twelve months of health insurance coverage upon termination without cause or resignation for good reason, or eighteen months of health insurance coverage if a termination without cause or resignation occurs after a change in control.

(7)	Amounts contributed to the plan that are made by the Company for the benefit of Mr. Malone become fully vested as of the time of contribution.

James P. Langa

	Resignation Without Good Reason Prior to a Change of Control ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason Prior to Change of Control ($)		Termination For Cause ($)	Termination Without Cause or Resignation for Good Reason Within Twelve Months After Change of Control(1) ($)
Cash Severance	—	—	—	—	292,000	(2)	—	509,024	(3)
Acceleration of Unvested Restricted Stock/Receipt of Earned Performance Shares(4)	—	88,640	88,640	88,640	88,640	(5)	—	110,800
Health Coverage(6)	—	—	—	—	6,995		—	10,493
Funds in Supplemental Executive Retirement Plan(7)	—	10,748	—	—	—		—	—
_______________________________

(1)
Mr. Langa's employment agreement reflects that if a termination of his employment occurs after the initial twelve month period following a change in control, then Mr. Langa is not eligible for any of the benefits associated with a termination following a change of control and, for purposes of the employment agreement, the termination is treated as if no change of control has occurred.

(2)	Amount equal to six months base salary is paid in a lump sum. The remainder, if applicable, is paid in installments commencing on the first payroll date after the expiration of six months.

(3)
Amount equal to six months base salary and the portion of the payment based on bonus is paid in a lump sum. The remainder is paid in installments commencing on the first payroll date after the expiration of six months.

(4)	Reflects an award of 10,000 performance share incentives issued in December 2012 at a closing price on of $11.08 on December 31, 2016.

(5)
Notwithstanding the amount reflected above, in the event of resignation for good reason prior to a change of control, Mr. Langa would not be entitled to receive all or any portion of the performance share incentives award.

(6)
Under Mr. Langa's employment agreement, he is entitled to twelve months of health insurance coverage upon termination without cause or resignation for good reason, or eighteen months of health insurance coverage if a termination without cause or resignation occurs after a change in control.

(7)
Amounts contributed to the plan that are made by the Company for the benefit of Mr. Langa become fully vested as of the time of contribution. In the event of death, all amounts deferred in the plan shall become fully vested.

Urs Baumgartner(1)

	Resignation Without Good Reason Prior to a Change of Control ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason Prior to Change of Control ($)		Termination For Cause ($)	Termination Without Cause or Resignation for Good Reason Within Twelve Months After Change of Control(2) ($)
Cash Severance	—	—	—	—	268,502		—	402,753
Acceleration of Unvested Restricted Stock/Receipt of Earned Performance Shares(3)	—	23,268	23,268	23,268	23,268	(4)	—	31,024
______________________

(1)
The amounts of the potential payments to be made Mr. Baumgartner as reflected in the table above would be paid in Swiss Francs and, for purposes of the table above, such amounts have been converted into U.S. Dollars at a rate of $0.976 per Swiss Franc, the exchange rate in effect on December 29, 2016.

(2)
Mr. Baumgartner's employment agreement reflects that if a termination of his employment occurs after the initial twelve month period following a change in control, then Mr. Baumgartner is not eligible for any of the benefits associated with a termination following a change of control and, for purposes of the employment agreement, the termination is treated as if no change of control has occurred.

(3)	Reflects 2,800 unvested restricted shares at a closing price on of $11.08 on December 31, 2016.

(4)
Notwithstanding the amount reflected above, in the event of resignation for good reason prior to a change of control, Mr. Baumgartner would not be entitled to receive all or any portion of the restricted shares award.

William B. Sepanik

	Resignation Without Good Reason Prior to a Change of Control ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason Prior to Change of Control ($)		Termination For Cause ($)	Termination Without Cause or Resignation for Good Reason Within Twelve Months After Change of Control(1) ($)
Cash Severance	—	—	—	—	200,000	(2)	—	346,152	(3)
Acceleration of Unvested Restricted Stock/Receipt of Earned Performance Shares(4)	—	22,437	22,437	22,437	22,437	(5)	—	33,240
Health Coverage(6)	—	—	—	—	18,410		—	27,615
______________________

(1)
Mr. Sepanik's employment agreement reflects that if a termination of his employment occurs after the initial twelve month period following a change in control, then Mr. Sepanik is not eligible for any of the benefits associated with a termination following a change of control and, for purposes of the employment agreement, the termination is treated as if no change of control has occurred.

(2)	Amount equal to six months base salary is paid in a lump sum. The remainder, if applicable, is paid in installments commencing on the first payroll date after the expiration of six months.

(3)
Amount equal to six months base salary and the portion of the payment based on bonus is paid in a lump sum. The remainder is paid in installments commencing on the first payroll date after the expiration of six months.

(4)
Reflects 1,500 unvested restricted shares and an award of performance share incentives issued in December 2013 with an aggregate target of 1,500 shares, each at a closing price on of $11.08 on December 31, 2016.

(5)
Notwithstanding the amount reflected above, in the event of resignation for good reason prior to a change of control, Mr. Sepanik would not be entitled to receive all or any portion of the performance share incentives award or the restricted shares award.

(6)
Under Mr. Sepanik's employment agreement, he is entitled to twelve months of health insurance coverage upon termination without cause or resignation for good reason, or eighteen months of health insurance coverage if a termination without cause or resignation occurs after a change in control.

Equity Compensation Plan Information
The following table provides detail as of December 31, 2016 with respect to shares of our common stock that can be issued pursuant to our stock-based compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	1,091,278 shares	(1)
Equity compensation plans not approved by security holders	19,090 shares	—	180,910 shares	(2)

Total	19,090 shares	$—	1,272,188 shares
____________________________

(1)
Represents all of the shares available for future issuance pursuant to the Company's Amended and Restated 2011 Incentive Stock Plan (prior to taking into account any adjustments required under the share counting rules set forth in the Company's Amended and Restated 2011 Incentive Stock Plan).

(2)
Represents all of the shares that have been reserved for issuance pursuant to the Hardinge Inc. Deferred Compensation Plan for Directors which became effective on November 1, 2015 (the "Director Plan"). As of December 31, 2016, 19,090 of the units issuable pursuant to the Director Plan had been issued. According to the terms of the Director Plan, plan participants may defer the payment of fees paid by the Company in connection with such participant's service as a director and participation in the Director Plan may involve the receipt of units to the extent a plan participant elects to receive his or her payment of fees in the form of shares of the Company's common stock.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.
Compensation Committee Report
The Compensation Committee of the Board of Directors oversees the executive compensation programs of Hardinge on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Hardinge's management the Compensation Discussion and Analysis included in Hardinge's Annual Report on Form 10-K and this Proxy Statement.
Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Hardinge's Annual Report on Form 10-K for the year ended December 31, 2016 and that it also be included in this Proxy Statement.

Members of the Compensation Committee:

Benjamin L. Rosenzweig (Chair) B. Christopher DiSantis Mitchell I. Quain
This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed to be filed under such acts.

Director Compensation
The Board of Directors previously determined that, commencing in 2016, all compensation paid to non-employee directors will be paid in shares of the Company's common stock to more closely align such compensation with the Company's performance. Accordingly, for the Company's fiscal year ending December 31, 2016, non-employee directors are compensated as follows:

Director Fees	$95,000 per year payable in shares of the Company's common stock in quarterly installments.

Non-Executive Chairman Fees	$18,000 per year payable in shares of the Company's common stock in quarterly installments.

Committee Chair Fees
$10,000 per year for the Chairman of the Audit Committee; $6,000 per year for the Chairman of other committees. All Committee Chair fees are payable in shares of the Company's common stock in quarterly installments.

Meeting Fees	None.
Effective as of November 1, 2015, the Board of Directors adopted the Hardinge Inc. Deferred Compensation Plan for Directors (the "Director Plan") which allows members of the Board of Directors to defer to a future date the receipt of their director compensation. The Director Plan is intended to constitute an unfunded plan for deferred compensation and to the extent a director has elected to defer the payment of director compensation, such director will not have any rights that are greater than those of a general creditor of the Company.
The following table presents the compensation provided by Hardinge to non-employee directors for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Richard R. Burkhart	$18	$47,482	$47,500
B. Christopher DiSantis	$18	$47,482	$47,500
Douglas A. Greenlee(2)	$1,500	$25,250	$26,750
J. Philip Hunter(3)	$1,530	$94,970	$96,500
Robert J. Lepofsky(4)	$1,511	$50,489	$52,000
Ryan J. Levenson	$3	$15,830	$15,833
John J. Perrotti(5)	$1,520	$115,980	$117,500
Mitchell I. Quain(6)	$1,500	$95,000	$96,500
Benjamin L. Rosenzweig	$1,529	$97,971	$99,500
James Silver	$18	$47,482	$47,500
R. Tony Tripeny(6)	$1,500	$105,000	$106,500
____________________________

(1)
Represents the aggregate grant date fair value of stock awards determined in accordance with FASB ASC Topic 718. The number of shares awarded to each director in 2016 is as follows: Mr. Burkhart, 4,493; Mr. DiSantis, 4,493; Mr. Greenlee, 2,837; Mr. Hunter, 9,065; Mr. Lepofsky, 4,861; Mr. Levenson, 1,632; Mr. Perrotti, 11,068; Mr. Rosenzweig, 9,349 and Mr. Silver, 4,493.

(2)	Mr. Greenlee resigned as a director of the Company, effective as of March 24, 2016.

(3)	Does not include the $12,000 paid to Mr. Hunter for his service as Corporate Secretary.

(4)	Mr. Lepofsky elected not to stand for re-election at the Company's 2016 Annual Meeting of Shareholders.

(5)	Mr. Perotti resigned as a director of the Company, effective as of October 28, 2016.

(6)
Represents the aggregate grant date fair value of stock unit awards determined in accordance with FASB ASC Topic 718 and granted under the Hardinge Inc. Deferred Compensation Plan for Directors (the "Director Plan"): Mr. Quain, 9,068 and Mr. Tripeny 10,022.

Non-employee directors receive no other form of compensation such as stock option awards, incentive pay, or retirement benefits. They are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareholder meetings and also reimbursed for reasonable expenses associated with other Hardinge business activities. Hardinge also pays premiums on directors' and officers' liability insurance policies covering directors.
Compensation Risk Assessment
The Compensation Committee, at its meeting of February 24, 2017, considered the Company's compensation policies and practices and concluded that they are not reasonably likely to have a material adverse effect on the Company.

PROPOSAL 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company asks that you indicate your support for our executive compensation policies and practices as described in the Company's Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement. Your vote is advisory and so will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
One of the key principles underlying our Compensation Committee's compensation philosophy is pay for performance. We will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders. Please refer to the section of this Proxy Statement entitled "Executive Compensation" starting on page 22 of this Proxy Statement for a detailed discussion of our executive compensation practices and philosophy.
Following the last advisory vote on the frequency of the vote on executive compensation, the Board determined that it would provide shareholders with an opportunity to indicate their support for our executive compensation policies and practices on an annual basis.
The Board of Directors recommends a vote FOR the following resolution:
        RESOLVED—that the shareholders approve, on an advisory basis, the compensation of the Company's executives named in the Summary Compensation Table, as disclosed in the Company's 2017 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

Vote Required
The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

TRANSACTIONS WITH RELATED PERSONS
The Company recognizes that transactions between the Company and its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the Company's Code of Conduct for Directors and Executive Officers and the Company's Code of Ethics for the Chief Executive and Senior Financial Officers, it is the Company's preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a formal policy which requires the Company's Nominating and Governance Committee to review and, if appropriate, to approve or ratify any transactions in which a director, executive officer, or a family member thereof has a material interest. Pursuant to the policy, the Nominating and Governance Committee will review any such transaction in which the Company is or will be a participant and the amount involved exceeds $100,000. After its review the Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith.

OTHER MATTERS
The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, some of the directors, officers and regular employees of the Company may conduct additional solicitations by telephone and personal interviews without remuneration. The Company may also request nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will reimburse such persons for any reasonable expense.
The Company has purchased insurance from Illinois National Insurance Company, Federal Insurance Company and Beazley Insurance Company providing for reimbursement of directors and officers of the Company and its subsidiary companies for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers. Insurance purchased by the Company from Illinois National Insurance Company provides for reimbursement of directors and officers of the Company and its subsidiary companies for costs and expenses incurred by them in actions as fiduciaries under the Employee Retirement Income Security Act of 1974. The insurance coverage expires on June 1, 2017 and costs $202,300 on an annualized basis, which was paid by the Company. It is anticipated that similar policies will be purchased effective upon termination of such coverage.
Financial statements for the Company and its consolidated subsidiaries are included in Hardinge Inc.'s Annual Report to Shareholders for the year 2016 which was made available to our shareholders on or about March 3, 2017.
A COPY OF HARDINGE INC.'S 2016 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING HARDINGE. TO OBTAIN A COPY, PLEASE WRITE TO: DOUGLAS J. MALONE, CHIEF FINANCIAL OFFICER, HARDINGE INC., ONE HARDINGE DRIVE, ELMIRA, NY 14902. THE FORM 10-K IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE (www.hardinge.com).

BY ORDER OF THE BOARD OF DIRECTORS, HARDINGE INC.

J. PHILIP HUNTER Secretary
Dated: March •, 2017

Using a black ink pen, mark your vote with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼

A. Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 1, 3 and 4.

2. Election of a Class I Director for a two year term (until the 2019 Annual Meeting of Shareholders)*

	For	Withhold
01 - James Silver	☐	☐

Election of Class II Directors for three year terms (until the 2020 Annual Meeting of Shareholders)*

	For	Withhold		For	Withhold
02 - Richard R. Burkhart	☐	☐	03 - R. Tony Tripeny	☐	☐

Election of Class III Directors for one year terms (until the 2018 Annual Meeting of Shareholders)*

	For	Withhold		For	Withhold
04 - B. Christopher DiSantis	☐	☐	05 - Ryan J. Levenson	☐	☐

*** If Proposal 1 is approved, each of the directors listed above, if elected, will serve a term expiring at the Company's 2018 Annual Meeting of Shareholders. If Proposal 1 is not approved, each of the directors listed above, if elected, will serve for the terms referenced above.**

B. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼

HARDINGE

Proxy — Hardinge Inc.

Proxy Solicited by Board of Directors of Hardinge Inc. for the Annual Meeting

May 3, 2017

The undersigned hereby constitutes and appoints Mitchell I. Quain and Benjamin L. Rosenzweig, and each of them, the undersigned's true and lawful agent and proxy with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Hardinge Inc. (the "Company") to be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on Wednesday, May 3, 2017 at 11:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess, if then and there personally present, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

You are encouraged to specify your choices by making the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card.

This proxy when properly executed will be voted in the manner directed herein and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. If no direction is made on the signed proxy card, the proxy will be voted **FOR** all the nominees listed and **FOR** Proposals 1, 3 and 4.

PLEASE DATE, SIGN AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE. IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

Table of Contents APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
HARDINGE INC.

Pursuant to Section 805 of the Business Corporation Law

It is hereby certified that:

FIRST: The name of the corporation is Hardinge Inc. (hereinafter called the “Corporation”).

SECOND: The Corporation is a consolidation of Morrison Machine Products, Inc., whose Certificate of Incorporation was filed by the Department of State of the State of New York on December 14, 1925, and Hardinge Brothers, Inc., whose Certificate of Incorporation was filed by the Department of State of the State of New York on March 3, 1931. The Certificate of Consolidation, pursuant to Section 86 of the New York Stock Corporation Law, was filed by the Department of State of the State of New York on December 24, 1937. A Restated Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on May 19, 1987. A Certificate of Amendment of the Certificate of Incorporation of the Corporation was filed by Department of State of the State of New York on each of June 21, 1988 and May 19, 1995. A Restated Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on May 24, 1995. A Certificate of Amendment of the Certificate of Incorporation was filed by Department of State of the State of New York on February 19, 2010.

THIRD: This Certificate of Amendment (1) eliminates the existing Article 7 of the Certificate of Incorporation which, among other things, addresses matters concerning the classified structure of the Board of Directors and (2) establishes a new Article 7 of the Certificate of Incorporation which, among other things, eliminates the classified structure of the Board of Directors.

FOURTH: To effect the foregoing, Article 7 of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

7.    Subject to the other provisions of this Certificate of Incorporation, the business of the Corporation shall be managed under the direction of the Board of Directors. The number of Directors constituting the Board of Directors shall be nine subject to increase or decrease from time to time as provided in the by-laws of the Corporation. Amendments of the by-laws by the shareholders shall require the affirmative vote of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class. Each Director elected by shareholders at or after the 2017 annual meeting of shareholders shall hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office; provided, however, each Director elected by shareholders prior to the 2017 annual meeting of shareholders shall serve the term for which he or she was elected. Any and all vacancies in the Board of Directors, however occurring, including without limitation, by reason of any increase in size in the Board of Directors, or death, resignation, disqualification or removal of a Director, shall be filled solely by the election via an affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any director so elected shall serve until the next shareholder meeting held for the election of directors and until his or her successor has been elected and qualified. Any Director or the entire Board of Directors may be removed from office, only for cause, and

Table of Contents APPENDIX A

only by the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class.

FIFTH: This amendment to the Certificate of Incorporation was authorized by a unanimous vote of the full Board of Directors at a meeting duly called and held on February 27, 2017, a quorum being present, followed by the vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon at the Annual Meeting of Shareholders of the Corporation that was duly called and held on May 3, 2017, a quorum being present.

[the remainder of this page is intentionally left blank]

Table of Contents APPENDIX A

IN WITNESS WHEREOF, we have executed subscribed this Certificate of Amendment of the Certificate of Incorporation of the Corporation on __ day of May, 2017.

________________________________
Richard L. Simons
President and Chief Executive Officer

________________________________
Douglas J. Malone
Vice President and Chief Financial Officer